Filed Pursuant to Rule 424(b)(5)
Registration No. 333-213187

The information in this preliminary prospectus supplement and the accompanying prospectus is incomplete and subject to completion and amendment. This preliminary prospectus supplement and the accompanying prospectus is not an offer to sell, nor does it seek an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 22, 2017

PRELIMINARY PROSPECTUS SUPPLEMENT

(To prospectus dated August 18, 2016)

Mizuho Financial Group, Inc.

Senior Notes

Senior Floating Rate Notes

Mizuho Financial Group, Inc., a joint stock corporation incorporated with limited liability under the laws of Japan (“Mizuho Financial Group” or the “Issuer”), will issue an aggregate principal amount of $             of senior notes due              (the “Fixed Rate Notes”). The Fixed Rate Notes will bear interest commencing             , 2017 at the rate of         % per annum, payable semi-annually in arrears on              and              of each year, with the first interest payment to be made on             , 2017. The Fixed Rate Notes will mature on             .

Mizuho Financial Group will also issue an aggregate principal amount of $             of senior floating rate notes due              (the “Floating Rate Notes,” and together with the Fixed Rate Notes, the “Notes”). The Floating Rate Notes will bear interest commencing             , 2017 at a per annum floating rate equal to LIBOR for three-month deposits for U.S. dollars plus         %, reset quarterly, determined as described herein, and payable quarterly in arrears on             ,             ,              and              of each year, with the first interest payment to be made on             , 2017. The Floating Rate Notes will mature on             .

The Notes are not redeemable prior to maturity, except that Mizuho Financial Group may at its option redeem the Notes in whole, but not in part, upon the occurrence of certain changes in Japanese tax law, subject to certain conditions. See “Description of the Notes—Optional Tax Redemption.” The Notes will not be subject to any sinking fund. Each series of the Notes will be represented by one or more global notes deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary. Beneficial interests in the Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants, including Euroclear Bank, S.A./N.V. (“Euroclear”), and Clearstream Banking S.A. (“Clearstream”). The Notes will be issued only in registered form in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof.

Each series of the Notes are intended to be qualified as total loss-absorbing capacity (“TLAC”) debt upon the implementation of applicable TLAC regulations in Japan. The Notes will be Mizuho Financial Group’s direct, unconditional, unsubordinated and unsecured obligations and rank pari passu and without preference among themselves and with all other unsecured obligations, other than subordinated obligations of Mizuho Financial Group (except for statutorily preferred exceptions) from time to time outstanding. See also “Risk Factors—Risks Relating to the Notes—The Notes will be structurally subordinated to the liabilities of our subsidiaries, including Mizuho Bank and Mizuho Trust & Banking.”

Approval-in-principle has been received for the listing and quotation of the Notes on the Official List of the Singapore Exchange Securities Trading Limited (the “SGX-ST”). The SGX-ST assumes no responsibility for the correctness of any of the statements made, opinions expressed or reports contained herein. Admission of the Notes to the Official List of the SGX-ST and quotation of the Notes on the SGX-ST are not to be taken as an indication of the merits of Mizuho Financial Group, its subsidiaries and associated companies or the Notes.

Investing in the Notes involves risks. You should carefully consider the risk factors set forth in “Item 3.D. Key Information—Risk Factors” of our most recent annual report on Form 20-F filed with the U.S. Securities and Exchange Commission (the “SEC”), and in the “Risk Factors ” section beginning on page S-7 of this prospectus supplement before making any decision to invest in the Notes.

	Per Fixed Rate Note		Per Floating Rate Note		Total
Public offering price(1)		%		%	$
Underwriting commission		%		%	$
Proceeds, before expenses, to us(1)		%		%	$

(1)	Plus accrued interest from , 2017, if settlement occurs after that date.

Neither the SEC nor any state securities commission has approved or disapproved of the Notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes offered by this prospectus supplement and the accompanying prospectus are being offered by the underwriters, subject to prior sale, withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by the underwriters and to certain further conditions. It is expected that the Notes will be delivered in book-entry form only, on or about             , 2017, through the facilities of DTC and its participants, including Euroclear and Clearstream.

Joint Lead Managers and Joint Bookrunners

Mizuho Securities	Goldman, Sachs & Co.	J.P. Morgan

BofA Merrill Lynch	Citigroup	HSBC

The date of this prospectus supplement is             , 2017.

Prospectus Supplement

Prospectus

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The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948), as amended, (the “Financial Instruments and Exchange Act”) and are subject to the Special Taxation Measures Act of Japan (Act No. 26 of 1957), as amended (the “Special Taxation Measures Act”). The Notes may not be offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used in this sentence means any person resident of Japan, including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and governmental guidelines of Japan. See “Underwriting (Conflicts of Interest).” The Notes are not, as part of the distribution by the underwriters pursuant to the underwriting agreement dated the date hereof at any time, to be directly or indirectly offered or sold to, or for the benefit of, any person other than a beneficial owner that is, (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with Mizuho Financial Group as described in Article 6, Paragraph 4 of the Special Taxation Measures Act (a “specially-related person of Mizuho Financial Group”) or (ii) a Japanese designated financial institution, designated in Article 6, Paragraph 9 of the Special Taxation Measures Act, except as specifically permitted under the Special Taxation Measures Act. BY SUBSCRIBING FOR THE NOTES, AN INVESTOR WILL BE DEEMED TO HAVE REPRESENTED IT IS A PERSON WHO FALLS INTO THE CATEGORY OF (i) OR (ii) ABOVE.

Interest payments on the Notes generally will be subject to Japanese withholding tax unless it is established that such Notes are held by or for the account of a beneficial owner that is (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of Mizuho Financial Group, (ii) a Japanese designated financial institution described in Article 6, Paragraph 9 of the Special Taxation Measures Act which complies with the requirement for tax exemption under that paragraph or (iii) a Japanese public corporation, financial institution or financial instruments business operator described in Article 3-3, Paragraph 6 of the Special Taxation Measures Act which complies with the requirement for tax exemption under that paragraph.

Interest payments on the Notes to an individual resident of Japan, to a Japanese corporation not described in the preceding paragraph, or to an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of Mizuho Financial Group will be subject to deduction in respect of Japanese income tax at a current rate of 15.315% of the amount of such interest.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the Notes and also adds to, updates and changes information contained in the prospectus filed with the SEC dated August 18, 2016, and the documents incorporated by reference in this prospectus supplement. The second part is the above-mentioned prospectus, to which we refer as the “accompanying prospectus.” The accompanying prospectus contains a description of the senior and subordinated debt securities and gives more general information, some of which may not apply to the Notes. If the description of the Notes in this prospectus supplement differs from the description in the accompanying prospectus, the description in this prospectus supplement supersedes the description in the accompanying prospectus.

We have not, and the underwriters have not, authorized any other person to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement, in the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We are not responsible for, and can provide no assurance as to the accuracy of, any other information that any other person may give you. We are not making, nor are the

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underwriters making, an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you, including any information incorporated by reference herein or therein, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain in a number of places forward-looking statements regarding our intent, belief, targets or current expectations of our management with respect to our financial condition and future results of operations. These statements constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act. In many cases, but not all, we use such words as “aim,” “anticipate,” “believe,” “endeavor,” “estimate,” “expect,” “intend,” “may,” “plan,” “probability,” “project,” “risk,” “seek,” “should,” “strive,” “target” and similar expressions in relation to us or our management to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements reflect our current views with respect to future events and are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results may vary materially from those we currently anticipate.

We have identified some of the risks inherent in forward-looking statements in “Item 3.D. Key Information—Risk Factors” of our most recent annual report on Form 20-F and in the “Risk Factors” section of this prospectus supplement. Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein, and you should not consider these to be a complete set of all potential risks or uncertainties.

The forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus are made only as of the dates on which such statements were made. We expressly disclaim any obligation or undertaking to release any update or revision to any forward-looking statement contained herein or therein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

In this prospectus supplement, the accompanying prospectus and any documents incorporated by reference herein or therein, “MHFG,” “Mizuho Group,” “we,” “us,” and “our” refer to Mizuho Financial Group, Inc. and, unless the context indicates otherwise, its consolidated subsidiaries. “Mizuho Financial Group” refers to Mizuho Financial Group, Inc. Furthermore, unless the context indicates otherwise, these references are intended to refer to us as if we had been in existence in our current form for all periods referred to herein. We use the word “you” to refer to prospective investors in the Notes and the word “Noteholder” or “Noteholders” to refer to the holders of the Notes.

On July 1, 2013, a merger between the former Mizuho Bank, Ltd. and the former Mizuho Corporate Bank, Ltd. came into effect with the former Mizuho Corporate Bank as the surviving entity, which was renamed Mizuho Bank, Ltd. (“Mizuho Bank”) upon the merger. In this prospectus supplement, “Mizuho Bank” refers to the post-merger entity, while “the former Mizuho Bank” and “the former Mizuho Corporate Bank” refer to the

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former Mizuho Bank and the former Mizuho Corporate Bank, respectively. Similarly, “our principal banking subsidiaries,” when addressing periods or points in time before the merger date, refer to the former Mizuho Bank, the former Mizuho Corporate Bank and Mizuho Trust & Banking Co., Ltd. (“Mizuho Trust & Banking”), unless otherwise noted. When addressing periods or points of time on or after the merger date, “our principal banking subsidiaries” refer to Mizuho Bank and Mizuho Trust & Banking.

Where indicated, we present financial and other information for Mizuho Bank as of and for the fiscal year ended March 31, 2014, which includes the operations of the former Mizuho Corporate Bank for the three months ended June 30, 2013 and the combined operations of the former Mizuho Bank and the former Mizuho Corporate Bank subsequent to the merger on July 1, 2013. The information as of and for the fiscal year ended March 31, 2014 for Mizuho Bank is presented together with the information for the former Mizuho Corporate Bank as of and for the periods prior to June 30, 2013 which did not include operations of the former Mizuho Bank. As a result, data for Mizuho Bank as of and for the fiscal year ended March 31, 2014 is not directly comparable to data from corresponding dates or periods in other years.

Our primary financial statements for SEC reporting purposes are prepared on an annual and semi-annual basis in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), while our financial statements for reporting in our jurisdiction of incorporation and Japanese bank regulatory purposes are prepared in accordance with accounting principles generally accepted in Japan (“Japanese GAAP”). Unless otherwise specified, for purposes of this prospectus supplement, we have presented our financial information in accordance with U.S. GAAP. Unless otherwise stated or otherwise required by the context, all amounts in our financial statements are expressed in yen.

There are certain differences between U.S. GAAP and Japanese GAAP. For a description of certain differences between U.S. GAAP and Japanese GAAP, see “Item 5. Operating and Financial Review and Prospects—Reconciliation with Japanese GAAP” in our most recent annual report on Form 20-F filed with the SEC. You should consult your own professional advisers for a more complete understanding of the differences between U.S. GAAP, Japanese GAAP and the generally accepted accounting principles of other countries and how those differences might affect the financial information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus.

Financial information for us contained or incorporated by reference herein or in the accompanying prospectus is presented in accordance with U.S. GAAP or Japanese GAAP, as specified herein or in the relevant document being incorporated by reference. See “Incorporation by Reference” for a list of documents being incorporated by reference herein.

In this prospectus supplement and the accompanying prospectus, references to “U.S. dollars,” “dollars” and “$” refer to the lawful currency of the United States and those to “yen” and “¥” refer to the lawful currency of Japan. This prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein may contain a translation of certain Japanese yen amounts into U.S. dollars for your convenience. However, these translations should not be construed as representations that such yen amounts have been, could have been or could be converted into dollars at the relevant rate or at all.

In this prospectus supplement and the accompanying prospectus, yen figures and percentages presented in accordance with U.S. GAAP have been rounded to the figures shown, and yen figures and percentages presented in accordance with Japanese GAAP have been truncated to the figures shown, except for figures based on managerial accounting, which are rounded, and, in each case, unless otherwise specified. However, in some cases, figures presented in tables have been adjusted to match the sum of the figures with the total amount, and such figures may also be referred to in the related text.

Our fiscal year end is March 31. References to years not specified as being fiscal years are to calendar years.

In this prospectus supplement, all of our financial information is presented on a consolidated basis, unless we state otherwise.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights key information described in greater detail elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. You should read carefully the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference before making an investment decision.

The Mizuho Group

Mizuho Financial Group is a Japanese bank holding company that is the ultimate parent company of the Mizuho Group, one of the largest financial institution groups in the world. We provide a broad range of financial services in domestic and overseas markets. The principal activities and subsidiaries are the following:

•	Mizuho Bank provides a wide range of financial products and services mainly in relation to deposits, lending and exchange settlement to individuals, small and medium enterprises (“SMEs”), large corporations, financial institutions, public sector entities and foreign corporations, including foreign subsidiaries of Japanese corporations;

•	Mizuho Trust & Banking provides products and services related to trust, real estate, securitization and structured finance, pension and asset management and stock transfer agency; and

•	Mizuho Securities Co., Ltd. (“Mizuho Securities”) provides full-line securities services to individuals, corporations, financial institutions and public sector entities.

We also provide products and services such as those related to trust and custody, asset management, private banking, research services, information technology-related services and advisory services for financial institutions through various subsidiaries and affiliates. As of September 30, 2016,

•	Mizuho Bank had approximately 24 million individual customers.

•	Mizuho Securities had approximately 1.65 million comprehensive securities accounts.

•	Mizuho Bank had approximately 100,000 SME borrowers, etc.

•	Customers of Mizuho Bank included approximately 70% of all companies listed in Japan.

•	We had 115 offices in 38 countries and regions, and approximately 80% of the Forbes Global 200, which represents the top 200 corporations from the Forbes Global 2,000, excluding financial institutions, were customers of Mizuho Bank.

In our efforts to strengthen our profitability, each principal subsidiary leverages its own capabilities while at the same time strengthens mutual collaboration. We have developed a solid internal control system, including a thorough legal compliance system and advanced risk control system.

See “Item 4.B. Business Overview” in our annual report for the fiscal year ended March 31, 2016 on Form 20-F, which is incorporated herein by reference.

As of March 31, 2016, we had total assets of ¥193.8 trillion, total deposits of ¥117.9 trillion and total MHFG shareholders’ equity of ¥8.0 trillion. For the fiscal year ended March 31, 2016, we recorded net income attributable to MHFG shareholders of ¥850.5 billion. As of September 30, 2016, we had total assets of ¥196.0 trillion, total deposits of ¥120.3 trillion and total MHFG shareholders’ equity of ¥8.1 trillion. For the six months ended September 30, 2016, we recorded net income attributable to MHFG shareholders of ¥379.6 billion.

Our corporate headquarters are located at 1-5-5 Otemachi, Chiyoda-ku, Tokyo, Japan. Our main telephone number is +81-3-5224-1111, and our corporate website is https://www.mizuho-fg.com. The information on the website is not incorporated by reference into this prospectus supplement.

THE OFFERING

Issuer	Mizuho Financial Group, Inc.

Notes offered	$ aggregate principal amount of % senior notes.

$ aggregate principal amount of senior floating rate notes.

The Notes will be issued in fully registered form, without coupons, in denominations of $200,000 in principal amount and integral multiples of $1,000 in excess thereof.

Offering Prices	% for the Fixed Rate Notes, and

% for the Floating Rate Notes,

plus, in each case, accrued interest from , 2017, if settlement occurs after that date.

Ranking of the Notes	Each series of the Notes will constitute direct, unconditional, unsubordinated and unsecured obligations of Mizuho Financial Group and rank pari passu and without preference among themselves and with all other unsecured obligations, other than subordinated obligations of Mizuho Financial Group (except for statutorily preferred exceptions) from time to time outstanding. See also “Risk Factors—Risks Relating to the Notes—The Notes will be structurally subordinated to the liabilities of our subsidiaries, including Mizuho Bank and Mizuho Trust & Banking.”

Interest	The Fixed Rate Notes will bear interest from , 2017 at the rate of % per annum, payable semi-annually in arrears on and of each year, with the first interest payment to be made on , 2017. Interest on the Fixed Rate Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months and rounding the resulting figure to the nearest cent (half a cent being rounded upwards).

The Floating Rate Notes will bear interest from , 2017 at a floating rate, payable quarterly in arrears on , , and of each year, with the first interest payment to be made on , 2017. The interest rate on the Floating Rate Notes for each interest period will be a per annum rate equal to LIBOR for three-month deposits in U.S. dollars plus %, reset quarterly, determined as described under “Description of the Debt Securities—Interest on the Floating Rate Notes” in the accompanying prospectus. Interest on the Floating Rate Notes will be computed on an actual/360 basis and rounding the resulting figure to the nearest cent (half a cent being rounded upwards).

Additional amounts	All payments of principal and interest in respect of the Notes will be made without withholding or deduction for or on account of withholding taxes imposed by or within Japan, unless such withholding or deduction is required by law. Interest payments on the Notes generally will be subject to Japanese withholding tax with certain exceptions. See “Taxation—Japanese Taxation.” If the payments are subject to Japanese withholding tax, Mizuho Financial Group will pay such additional amounts (subject to certain exceptions) in respect of Japanese taxes as will result in the payment of amounts otherwise receivable absent any deduction or withholding on account of such Japanese taxes. See “Description of the Debt Securities—Payment of Additional Amounts” in the accompanying prospectus.

References to principal or interest in respect of the Notes shall be deemed to include any additional amounts which may be payable as set forth in the indenture dated September 13, 2016 between Mizuho Financial Group and The Bank of New York Mellon, as trustee (the “Indenture”).

Optional Tax Redemption	Each series of the Notes may be redeemed at any time, at the option of Mizuho Financial Group in whole, but not in part, upon not less than 30 nor more than 60 days’ prior notice, subject to the prior confirmation of Japan’s Financial Services Agency (the “FSA”) (if and to the extent required under the then applicable Japanese banking laws and regulations), at a redemption price equal to 100% of the principal amount of the relevant series of the Notes then outstanding plus accrued and unpaid interest to (but excluding) the redemption date, if Mizuho Financial Group has or will become obligated to pay additional amounts as described under “Description of the Debt Securities—Payment of Additional Amounts” in the accompanying prospectus as a result of any change in, or amendment to, the laws, regulations or rulings of Japan (or of any political subdivision or taxing authority thereof or therein) affecting taxation, or any change in the official position regarding the application or interpretation of such laws, regulations or rulings, which change, amendment, application or interpretation becomes effective on or after the date of this prospectus supplement, and the obligation cannot be avoided by Mizuho Financial Group taking reasonable measures available to it.

No notice of redemption may be given earlier than 90 days prior to the earliest date on which Mizuho Financial Group would be obligated to pay the additional amounts if a payment in respect of the Notes were then due. See “Description of the Notes—Optional Tax Redemption.”

Use of Proceeds	We intend to use the net proceeds from the issuance and sale of each series of the Notes to make a loan to Mizuho Bank, which will utilize such funds for its general corporate purposes.

Limitation on Actions for Attachment

Each Noteholder acknowledges, accepts, consents and agrees, for a period of 30 days from and including the date upon which the Prime Minister confirms that specified item 2 measures (tokutei dai nigo sochi), which are the measures set forth in Article 126-2, Paragraph 1,

Item 2 of the Deposit Insurance Act of Japan (Act No. 34 of 1971, as amended) (the “Deposit Insurance Act”) (or any successor provision thereto), need to be applied to us, not to initiate any action to attach any of our assets, the attachment of which has been prohibited by designation of the Prime Minister pursuant to Article 126-16 of the Deposit Insurance Act (or any successor provision thereto). See “Description of the Notes—Limitation on Actions for Attachment.”

Permitted Transfer of Assets or Liabilities	Each Noteholder acknowledges, accepts, consents and agrees to any transfer of our assets (including shares of our subsidiaries) or liabilities, or any portions thereof, with permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), including any such transfer made pursuant to the authority of the Deposit Insurance Corporation of Japan (the “Deposit Insurance Corporation”) to represent and manage and dispose of our assets under Article 126-5 of the Deposit Insurance Act (or any successor provision thereto), and that any such transfer shall not constitute a sale, assignment, transfer, lease or conveyance restricted under the terms of the Notes as set forth in “Description of the Debt Securities—Covenants” in the accompanying prospectus. See “Description of the Notes—Permitted Transfer of Assets or Liabilities.”

Limited right of set-off	Subject to applicable law, each Noteholder agrees that, by acceptance of any interest in the Notes, if (a) we shall institute proceedings seeking adjudication of bankruptcy or seeking reorganization under the Bankruptcy Act of Japan (Act No. 75 of 2004, as amended), the Civil Rehabilitation Act of Japan (Act No. 225 of 1999, as amended), the Corporate Reorganization Act of Japan (Act No. 154 of 2002, as amended), the Companies Act of Japan (Act No. 86 of 2005, as amended; the “Companies Act”) or any other similar applicable law of Japan, and as long as such proceedings shall have continued, or a decree or order by any court having jurisdiction shall have been issued adjudging us bankrupt or insolvent or approving a petition seeking reorganization under any such laws, and as long as such decree or order shall have continued undischarged or unstayed, or (b) the Prime Minister confirms that specified item 2 measures (tokutei dai nigo sochi) need to be applied to us, it will not, and waives its right to, exercise, claim or plead any right of set off, compensation or retention in respect of any amount owed to it by us arising under, or in connection with, the Notes or the Indenture. See “Description of the Notes—Limited Rights to Set Off by Holders.”

Settlement

The Notes will initially be issued to investors only in book-entry form. Fully registered global notes (the “Global Notes”), without coupons, representing the total aggregate principal amount of the Notes will be issued and registered in the name of a nominee for DTC, securities depositary for the Notes. Unless and until the Notes in definitive certificated form (“Definitive Notes”) are issued, the only Noteholder will be the nominee of DTC, or the nominee of a successor depositary. Except as described in this prospectus supplement, a beneficial owner of any interest in a Global Note will not be entitled to receive physical delivery of Definitive Notes. Accordingly, each beneficial owner of any interest in a Global Note must rely on the procedures of DTC to exercise any rights under the Notes.

Securities Codes

	Common Code:	ISIN:	CUSIP No.:
Fixed Rate Notes
Floating Rate Notes

Governing law	The Indenture is, and the Notes will be, governed by, and construed in accordance with, the laws of the State of New York.

Listing and trading	Approval-in-principle has been received for the listing of, and quotation for, the Notes on the SGX-ST. The SGX-ST assumes no responsibility for the correctness of any statements made, opinions expressed or reports contained herein. Admission of the Notes to the Official List of the SGX-ST is not to be taken as an indication of the merits of the Issuer, its subsidiaries and associated companies or the Notes.

So long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, in the event that the Global Note representing such Notes is exchanged for Definitive Notes in certificated form, the Issuer will appoint and maintain a paying agent in Singapore, where the Notes may be presented or surrendered for payment or redemption. In addition, in the event that the Global Note is exchanged for Definitive Notes in certificated form, an announcement of such exchange shall be made by or on behalf of the Issuer through the SGX-ST and such announcement will include all material information with respect to the delivery of the Definitive Notes in certificated form, including details of the paying agent in Singapore.

The Notes will be traded on the SGX-ST in a minimum board lot size of U.S.$200,000 for so long as such Notes are listed on the SGX-ST and the rules of the SGX-ST so require.

Trustee, Paying Agent, Transfer Agent, Registrar and Calculation Agent	The Bank of New York Mellon

Delivery of the Notes	Delivery of the Notes is expected on or about , 2017.

Conflicts of Interest

Mizuho Securities USA Inc. is an affiliate of ours and, as a result, has a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (FINRA) (“Rule 5121”). Consequently, this offering is being conducted in compliance with the provisions of Rule 5121. Because this offering is of notes that are rated investment grade, pursuant to Rule 5121, the appointment of a “qualified independent underwriter” is not necessary. See “Underwriting (Conflicts of Interest)” beginning on page S-40 of this prospectus supplement.

RISK FACTORS

Investing in the Notes involves risks. You should consider carefully the risks relating to the Notes described below, as well as the other information presented in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, before you decide whether to invest in the Notes. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the Notes offered could decline, in which case you may lose all or part of your investment. The following does not describe all the risks of an investment in the Notes. Prospective investors should consult their own financial and legal advisers about risks associated with investment in a particular series of Notes and the suitability of investing in the Notes in light of their particular circumstances.

This prospectus supplement and the accompanying prospectus also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks described below, elsewhere in this prospectus supplement and in “Item 3.D. Key Information—Risk Factors” of our annual report on Form 20-F for the fiscal year ended March 31, 2016, which is incorporated herein by reference.

Risks Related to Our Business

For information on risks relating to our business, see “Item 3.D. Key Information—Risk Factors” in our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus supplement, and similar information in any other documents incorporated by reference herein.

Risks Relating to the Notes

The Notes will be structurally subordinated to the liabilities of our subsidiaries, including Mizuho Bank and Mizuho Trust & Banking.

Your claim as a Noteholder is structurally subordinated to the liabilities of our banking and other subsidiaries, including our subsidiaries’ liabilities for deposits, borrowed money, derivative transactions and trade payables. As a Noteholder, you will only be entitled to assert a claim as a creditor of Mizuho Financial Group that is to be paid out of Mizuho Financial Group’s assets. If any of our subsidiaries becomes subject to insolvency or liquidation proceedings, you will have no right to proceed against such subsidiary’s assets.

Mizuho Financial Group is a holding company that currently has no significant assets other than its investments in, or loans to, its subsidiaries, including Mizuho Bank and Mizuho Trust & Banking. Mizuho Financial Group’s ability to service its debt obligations, including its obligations under the Notes, thus depends on the dividends, loan payments and other funds Mizuho Financial Group receives from its subsidiaries. Mizuho Financial Group may not be able to receive such funds from a subsidiary due to adverse changes in its financial performance or material deterioration in its financial condition, restrictions imposed as a result of such adverse change or deterioration by relevant laws and regulations, including banking and other regulations and limitations under general corporate law, or any contractual obligations applicable to such subsidiary. Furthermore, if a subsidiary becomes subject to insolvency or liquidation proceedings, Mizuho Financial Group’s right to participate in such subsidiary’s assets will be subject to the prior claims of the creditors and any preference shareholders of the subsidiary, except where Mizuho Financial Group is a creditor or preference shareholder with claims that are recognized to be ranked either ahead of or pari passu with such claims. As a result, you may not recover your investment in the Notes in full or at all even though the investors in or creditors of our subsidiaries may recover their investments in full.

Mizuho Financial Group has in the past made loans to, and other investments in, its subsidiaries, including with the net proceeds from certain of its debt and other instruments, and with the net proceeds from the sale of each series of the Notes expects to make a loan to Mizuho Bank. However, Mizuho Financial Group may discharge, extinguish or restructure its loans to, and any other investments in, its subsidiaries at any time and for any purposes. Mizuho Financial Group may take any of these actions to meet banking and other regulatory requirements, including loss absorption requirements. For example, in April 2016, the FSA published an explanatory paper describing its approach for the introduction of the TLAC standard issued by the Financial Stability Board in Japan. Under the approach described therein, the FSA plans to require bank holding companies of global systemically important banks (“G-SIBs”) in Japan, including us, to cause any material subsidiaries designated as systemically important by the FSA to maintain a certain level of capital and debt recognized by the FSA as having loss-absorbing and recapitalization capacity (“Internal TLAC”), and we may restructure our loans to, or investments in, our material subsidiaries to meet such Internal TLAC requirements in the future. See “Capital Adequacy—Regulatory Capital Requirements” in our current report on Form 6-K dated January 13, 2017, which is incorporated herein by reference. A restructuring of Mizuho Financial Group’s loans to, or investments in, a subsidiary may include changes to any or all terms or features of such loans or investments, including their legal or regulatory form and how they would rank as a claim in such subsidiary’s insolvency or liquidation proceedings. Any restructuring of Mizuho Financial Group’s loans to, and investments in, its subsidiaries may be implemented by Mizuho Financial Group without prior notification to or consent of the Noteholders.

In addition, Mizuho Financial Group’s loans to, or investments in capital instruments issued by, its subsidiaries made or to be made with the net proceeds from the sale of its instruments may contain contractual mechanisms that, upon the occurrence of a trigger event relating to prudential or financial condition or other events applicable to Mizuho Financial Group or its subsidiaries under regulatory requirements, will result in a write-down, write-off or conversion into equity of such loans or investments, or other changes in the legal or regulatory form or the ranking of the claims Mizuho Financial Group has against the subsidiaries. Any such changes could adversely affect Mizuho Financial Group’s ability to obtain repayment of such loans and investments and to meet its obligations under the Notes as well as the value of the Notes.

The Notes may become subject to loss absorption if Mizuho Financial Group becomes subject to orderly resolution measures under the Deposit Insurance Act of Japan and Japanese insolvency laws. As a result, the value of the Notes could be materially adversely affected, and you may lose all or a portion of your investments.

In November 2015, the Financial Stability Board issued the final TLAC standard for G-SIBs, including us, and, in April 2016, the FSA published its policy describing its approach for the introduction of this standard in Japan. The Financial Stability Board’s TLAC standard is designed to ensure that, if a G-SIB fails, it has sufficient loss-absorbing and recapitalization capacity available in resolution to implement an orderly resolution that minimizes impacts on financial stability, ensures the continuity of critical functions and avoids exposing public funds to loss. The Financial Stability Board’s TLAC standard defines a minimum requirement for the instruments and liabilities that should be readily available to absorb losses in resolution. For more information regarding the Financial Stability Board’s TLAC standards and the FSA’s policy, see “Capital Adequacy—Regulatory Capital Requirements” in our current report on Form 6-K dated January 13, 2017, which is incorporated herein by reference. Although the Financial Stability Board’s TLAC standard remains subject to regulatory implementation in Japan, and the FSA’s policy is subject to change based on future discussion among international regulators, the Notes are intended to be qualified as external TLAC debt due in part to their structural subordination.

The Notes are expected to become subject to loss absorption if Mizuho Financial Group becomes subject to orderly resolution measures under the Deposit Insurance Act and Japanese insolvency laws. The resolution framework for financial institutions under current Japanese laws and regulations includes (i) measures applied to financial institutions that are solvent on a balance sheet basis and (ii) orderly resolution measures applied to financial institutions that have failed or are deemed likely to fail. The framework applies to banks and certain other financial institutions as well as financial holding companies, such as Mizuho Financial Group. In the policy published in April 2016, the FSA has expressed its view that Single Point of Entry (“SPE”) resolution, in which a single national resolution authority applies its resolution powers to the top-level entity of a banking group, is the preferred strategy for resolution of G-SIBs in Japan. However, it is uncertain which resolution strategy or specific measures will be taken in a given case, and orderly resolution measures may be applied without implementing any of the measures described in (i) above. Under a possible model of SPE resolution described in the FSA’s policy, if the Prime Minister recognizes that a financial institution is or is likely to be unable to fully perform its obligations with its assets, or that it has suspended, or is likely to suspend, repayment of its obligations, as a result of the financial institution’s loans to, or other investment in, its material subsidiaries, as designated by FSA as being systemically important, becoming subject to loss absorption or otherwise, and further recognizes that the failure of such financial institution is likely to cause a significant disruption to the Japanese financial market or system, the Prime Minister may, following deliberation by the Financial Crisis Management Meeting, confirm that measures set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act, generally referred to as specified item 2 measures (tokutei dai nigo sochi), need to be applied to the financial institution for its orderly resolution. Any such confirmation by the Prime Minister would also trigger the point of non-viability clauses of Additional Tier 1 and Tier 2 instruments issued by the financial institution, causing such instruments to be written off or, if applicable, converted into equity.

Under current Japanese laws and regulations, upon the application of specified item 2 measures, a financial institution will be placed under the special supervision (tokubetsu kanshi) by, or if the Prime Minister so orders, under the special control (tokutei kanri) of, the Deposit Insurance Corporation. In an orderly resolution, if the financial institution is placed under the special control, pursuant to Article 126-5 of the Deposit Insurance Act, the Deposit Insurance Corporation would control the operation and management of the financial institution’s business, assets and liabilities, including the potential transfer to a bridge financial institution established by the Deposit Insurance Corporation as its subsidiary, or such other financial institution as the Deposit Insurance Corporation may determine, of the financial institution’s systemically important assets and liabilities, which we expect in the case of Mizuho Financial Group would include the shares of Mizuho Bank, Mizuho Trust & Banking and other material subsidiaries based on the policy of the FSA. Under this policy, to facilitate that transfer, the Prime Minister may prohibit by its designation creditors of the financial institution from attaching any of our assets and claims which are to be transferred to a bridge financial institution or another financial institution pursuant to Article 126-16 of the Deposit Insurance Act. See also “Item 4. Information on the Company—B. Business Overview—Supervision and Regulation—Japan—Governmental Measures to Treat Troubled Institutions” in our annual report on Form 20-F for the fiscal year ended March 31, 2016, which is incorporated herein by reference. In addition, the Notes will limit the ability of the Noteholders to initiate any action to attach any of our assets, the attachment of which is so prohibited by the Prime Minister under Article 126-16 of the Deposit Insurance Act (or any successor provision thereto) for a period of 30 days from and including the date upon which the Prime Minister confirms that specified item 2 measures need to be applied to Mizuho Financial Group. See “Description of the Notes—Limitation on Actions for Attachment.” The value of assets subject to a prohibition of attachment may decline while such prohibition is in effect, and following such period, Noteholders will be unable to attach any assets that have been transferred to a bridge financial institution or such other financial institution as part of our orderly resolution. The Deposit Insurance Corporation would also control the repayment of liabilities of the financial institution, and, ultimately, facilitate the orderly resolution of the financial institution through court-administrated insolvency proceedings. The Deposit Insurance Corporation has broad discretion in its application of these measures in accordance with the Deposit Insurance Act, Japanese insolvency laws and other relevant laws.

Under current Japanese laws and regulations, if Mizuho Financial Group becomes subject to specified item 2 measures, the application of specified item 2 measures or other measures by, or any decision of, the Prime Minister, the Deposit Insurance Corporation or a Japanese court may result in your rights as a Noteholder or the value of your investment in the Notes being adversely affected. Under the FSA’s policy, it is currently expected that the Notes will not be transferred to a bridge financial institution or other transferee in the orderly resolution process but will remain as Mizuho Financial Group’s liabilities subject to court-administered insolvency proceedings. On the other hand, in an orderly resolution process, the shares of Mizuho Financial Group’s material subsidiaries may be transferred to a bridge financial institution or other transferee, pursuant to the authority of the Deposit Insurance Corporation to represent and manage and dispose of Mizuho Financial

Group’s assets under Article 126-5 of the Deposit Insurance Act, with the permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act, which permission may be granted by court in accordance with the Deposit Insurance Act if (i) the financial institution is under special supervision by, or under special control of, the Deposit Insurance Corporation pursuant to the Deposit Insurance Act, and (ii) the financial institution is, or is likely to be, unable to fully perform its obligations with its assets, or the financial institution has suspended, or is likely to suspend, repayment of its obligations, and Mizuho Financial Group would only be entitled to receive consideration representing the fair values of such shares, which could be significantly less than the book values of such shares. With respect to such transfer, Noteholders acknowledge, accept, consent and agree to any transfer of our assets (including shares of our subsidiaries) or liabilities, or any portions thereof, with the permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), including any such transfer made pursuant to the authority of the Deposit Insurance Corporation to represent and manage and dispose of Mizuho Financial Group’s assets under Article 126-5 of the Deposit Insurance Act (or any successor provision thereto). See “Description of the Notes—Permitted Transfer of Assets or Liabilities.” Following such transfer, the recoverable value of Mizuho Financial Group’s residual assets in court-administered insolvency proceedings may not be sufficient to fully satisfy any payment obligations that Mizuho Financial Group may have under its liabilities, including the Notes. Moreover, the Notes will not be insured or guaranteed by the Deposit Insurance Corporation or any other government agency or insurer. Accordingly, the Noteholders may lose all or a portion of their investments in the Notes in court-administered insolvency proceedings.

The Japanese regulations relating to external TLAC have not yet been finalized, and the circumstances surrounding or triggering orderly resolution are unpredictable.

The application of orderly resolution under the Deposit Insurance Act is inherently unpredictable and depends on a number of factors that may be beyond Mizuho Financial Group’s control. The commencement of the orderly resolution process under the Deposit Insurance Act depends on, among other things, a determination by the Prime Minister, following deliberation by the Financial Crisis Management Meeting, regarding Mizuho Financial Group’s viability, or the viability of one or more of Mizuho Financial Group’s subsidiaries, and the risk that their failures may cause a significant disruption to the financial market or systems in Japan. According to the policy of the FSA published in April 2016, it is possible that Specified item 2 measures (tokutei dai nigo sochi) may be applied to us as a result of, among other things, loans that we have extended or will extend to, or investments we have made or will make in, or any other Internal TLAC of, Mizuho Bank or Mizuho Trust & Banking or any of our other material subsidiaries that are designated as systemically important by the FSA, being subjected to loss absorption prior to the failure of such subsidiary, pursuant to the terms of such loans or investments or other Internal TLAC or in accordance with applicable Japanese laws or regulations then in effect. However, according to the FSA’s policy, the actual measures to be taken will be determined by the relevant authorities on a case-by-case basis, and, as a result, it may be difficult to predict when, if at all, Mizuho Financial Group may become subject to an orderly resolution process. Accordingly, the market value of the Notes may not necessarily be evaluated in a manner similar to other types of notes issued by non-financial institutions or by financial institutions subject to different regulatory regimes. For example, any indication that Mizuho Financial Group is approaching circumstances that could result in Mizuho Financial Group becoming subject to an orderly resolution process could also have an adverse effect on the market price and liquidity of the Notes.

In addition, there has been no application of the orderly resolution measures under the Deposit Insurance Act described in this prospectus supplement to date. Such measures are untested and will be subject to interpretation and application by the relevant authorities in Japan. It is uncertain how and under what standards the relevant authorities would determine that Mizuho Financial Group is, or is deemed likely to be unable to fully perform its obligations with its assets, or that Mizuho Financial Group has suspended, or is deemed likely to suspend, repayment of its obligations in determining whether to commence an orderly resolution process, and it is possible that particular circumstances that seem similar may lead to different results. In addition, the sequence and specific actions that will be taken in connection with orderly resolution measures and their impact on the

Notes are uncertain. It is also uncertain whether a sufficient amount of assets will ultimately be available to the Noteholders. Mizuho Financial Group’s creditors, including the Noteholders, may encounter difficulty in challenging the application of orderly resolution measures to Mizuho Financial Group.

Although Mizuho Financial Group expects the Notes to qualify as external TLAC due in part to their structural subordination, there is no assurance that the Notes will qualify as such, which could affect our ability to meet the minimum TLAC requirements when such requirements are implemented in Japan and subject us to potential adverse regulatory action. The Financial Stability Board’s TLAC standard requires each G-SIB to hold TLAC eligible instruments in an amount not less than 16% of its risk-weighted assets and 6% of the applicable Basel III leverage ratio denominator by January 1, 2019, and not less than 18% of its risk-weighted assets and 6.75% of the applicable Basel III leverage ratio denominator by January 1, 2022. The Financial Stability Board’s standard is subject to regulatory implementation in each jurisdiction, including Japan. According to the FSA’s policy, our access to Japan’s deposit insurance fund reserves are expected to qualify as a credible ex-ante commitment to recapitalize a G-SIB in resolution under the Financial Stability Board’s final TLAC standards, subject to the agreement of the relevant authorities, and to be treated as TLAC in the amount equivalent to 2.5% of consolidated risk-weighted assets from 2019 and 3.5% of consolidated risk-weighted assets from 2022. However, the FSA’s policy is subject to change following further discussions among international regulators, and, furthermore, specific TLAC requirements as implemented in Japan may differ from the Financial Stability Board’s TLAC standard. Such specific requirements, when and as implemented in Japan, may result in us issuing debt instruments in the future with terms that differ from those of the Notes, which in turn could adversely affect the value of the Notes.

The Notes are unsecured obligations.

Because the Notes are unsecured obligations, their repayment may be compromised if:

•	Mizuho Financial Group enters into bankruptcy, liquidation, rehabilitation or other winding-up proceedings;

•	Mizuho Financial Group defaults in payment under our secured indebtedness or other unsecured indebtedness; or

•	any of our indebtedness is accelerated.

If any of these events occurs, our assets may not be sufficient to pay amounts due on the Notes.

The Indenture and the Notes contain very limited restrictive covenants and provide limited protection in the event of a change in control.

The Indenture in respect of the Notes and the Notes do not contain any financial covenants or other restrictions on our ability to pledge or dispose of assets or to secure other indebtedness, pay dividends on our shares of common stock, incur indebtedness or our ability to issue new securities or repurchase our outstanding securities. These or other actions by us could adversely affect the ability of Mizuho Financial Group to pay amounts due on the Notes. In addition, the Indenture and the Notes do not contain any covenants or other provisions that afford more than limited protection to Noteholders in the event of a change in control. See “Description of the Debt Securities—Covenants” in the accompanying prospectus.

There is no prior market for the Notes, and the Notes may have limited liquidity.

There is no existing market for the Notes. Approval-in-principle has been received for the listing of, and quotation for, the Notes on the SGX-ST, but there can be no assurance that any active trading market for the Notes will develop or be sustained or whether, or at what price, Noteholders will be able to sell or otherwise transfer their Notes. The liquidity of any trading market for the Notes will depend upon the number of Noteholders, our results of operations and financial condition, the market for similar securities, the interest of securities dealers in making a market in the Notes and other factors. Although the underwriters have informed us that they intend to make a market in the Notes, the underwriters are not obligated to do so, and any such market-making activity will be subject to the limits imposed by applicable law and may be interrupted or discontinued at any time without notice. If an active trading market for the Notes does not develop or is not sustained, the market price and liquidity of the Notes may be adversely affected and you may be unable to resell our Notes or may only be able to sell them at a substantial discount.

The ratings on the Notes could be lowered, suspended or withdrawn, and Mizuho Financial Group’s credit ratings may not reflect all risks of an investment in the Notes.

We intend to apply for credit ratings for the Notes. Mizuho Financial Group’s credit ratings may not reflect the potential impact of all risks relating to the market value of the Notes. However, real or anticipated changes in Mizuho Financial Group’s credit ratings will generally affect the market value of the Notes.

In addition, other rating agencies may assign credit ratings to the Notes with or without any solicitation from us and without any provision of information from us. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal, the assignment of new ratings that are lower than existing ratings, or a downgrade or potential downgrade in the ratings assigned to us, our subsidiaries or any of our respective securities and could reduce the scope of potential investors in the Notes and adversely affect the price and liquidity of the Notes. We have no obligation to inform Noteholders of any such downgrade, suspension, withdrawal or revision.

USE OF PROCEEDS

We estimate that we will receive net proceeds from the issuance and sale of the Notes (after deducting underwriting discounts and estimated offering expenses payable by us) of approximately $             million which we will use to make loans to Mizuho Bank, which will utilize such funds for its general corporate purposes.

EXCHANGE RATES

We maintain our accounts in yen. The following table sets forth, for each period indicated, the noon buying rate in New York City for cable transfers in yen as certified for customs purposes by the Federal Reserve Bank of New York, expressed in Japanese yen per $1.00. The exchange rate published by the Federal Reserve Bank of New York as of February 10, 2017 was ¥113.22 per $1.00.

Fiscal years ended/ending March 31,	High	Low	Average(1)	Period end
	(yen per dollar)
2012	¥85.26	¥75.72	¥78.86	¥82.41
2013	96.16	77.41	83.26	94.16
2014	105.25	92.96	100.46	102.98
2015	121.50	101.26	110.78	119.96
2016	125.58	111.30	120.13	112.42
2017 (through February 10, 2017)	118.32	100.07	108.13	113.22

Most recent six months
August 2016	¥103.38	¥100.07	—	—
September 2016	104.18	100.34	—	—
October 2016	105.40	101.54	—	—
November 2016	114.34	103.02	—	—
December 2016	118.32	113.50	—	—
January 2017	117.68	112.72	—	—
February 2017 (through February 10)	113.29	111.74	—	—

Note:

(1)	Calculated by averaging the exchange rates on the last business day of each month (or February 10, 2017, in the case of February 2017) during the respective periods.

The exchange rates are reference rates and are not necessarily the rates used to calculate ratios or the rates used to convert yen to U.S. dollars in the financial statements included elsewhere in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization and indebtedness as of September 30, 2016 presented in accordance with U.S. GAAP, as adjusted to give effect to the offering of the Notes. You should read this table in conjunction with the consolidated financial statements and related notes incorporated by reference in this prospectus supplement.

	As of September 30, 2016
	Actual	As adjusted
	(in millions of yen)
Indebtedness:
Short-term borrowings	¥26,046,933		¥26,046,933
Long-term debt	15,240,696

Total indebtedness	41,287,629

Equity:
MHFG shareholders’ equity:
Common stock—no par value, 48,000,000,000 shares authorized, 25,386,307,945 shares issued	5,802,796		5,802,796
Retained earnings	1,031,186		1,031,186
Accumulated other comprehensive income, net of tax	1,274,299		1,274,299
Less: Treasury stock, at cost—Common stock 21,895,432 shares	(5,098)		(5,098)
Total MHFG shareholders’ equity	8,103,183		8,103,183

Noncontrolling interests	161,794		161,794

Total equity	8,264,977		8,264,977

Total capitalization and indebtedness	¥49,552,606	¥

Notes:

(1)	Mizuho Bank redeemed ¥100 billion of yen denominated senior notes in October 2016 and ¥100 billion of yen denominated senior notes in January 2017.
(2)	We issued ¥180 billion of yen denominated unsecured dated subordinated notes in January 2017. In November 2016, Mizuho Bank redeemed ¥60 billion of yen denominated unsecured subordinated notes.
(3)	The following foreign currency exchange rates are used in the table and notes above: ¥101.21 = U.S.$1.00.

Except as stated above, there has been no material change in our capitalization and indebtedness since September 30, 2016.

SELECTED FINANCIAL AND OTHER INFORMATION (U.S. GAAP)

The following tables set forth our selected consolidated financial data under U.S. GAAP as of and for the fiscal years ended March 31, 2012, 2013, 2014, 2015 and 2016, which have been derived from our audited consolidated financial statements as of and for the same periods, and as of and for the six months ended September 30, 2015 and 2016, which have been derived from our unaudited interim consolidated financial statements as of and for the same periods.

The consolidated financial statements of Mizuho Financial Group included in our annual report on Form 20-F for the fiscal year ended March 31, 2016 and incorporated herein by reference have been audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) by Ernst & Young ShinNihon LLC, our independent registered public accounting firm.

You should read the U.S. GAAP selected consolidated financial information presented below together with the information included in “Item 5. Operating and Financial Review and Prospects” and the audited consolidated financial statements, including the notes thereto, in our annual report on Form 20-F for the fiscal year ended March 31, 2016, and the information included under the headings “Operating Results,” “Business Segments Analysis” and “Financial Condition” and the unaudited interim consolidated financial statements, including the notes thereto, included in our current report on Form 6-K dated January 13, 2017, each which is incorporated herein by reference. The information presented below is qualified in its entirety by reference to that information. Our results of operations for the six months ended September 30, 2016 are not necessarily indicative of our results of operations for the fiscal year ending March 31, 2017 or for any other period.

	As of and for the fiscal years ended March 31,					As of and for the six months ended September 30,
	2012	2013	2014	2015	2016	2015	2016
	(in millions of yen, except per share data, share number information and percentages)
						(unaudited)
Statement of Income data:
Interest and dividend income	¥1,437,086	¥1,423,375	¥1,422,799	¥1,457,659	¥1,500,171	¥733,608	¥722,067
Interest expense	415,959	412,851	401,565	411,982	495,407	227,953	268,768

Net interest income	1,021,127	1,010,524	1,021,234	1,045,677	1,004,764	505,655	453,299
Provision (credit) for loan losses	(23,044)	139,947	(126,230)	(60,223)	34,560	3,030	569

Net interest income after provision (credit) for loan losses	1,044,171	870,577	1,147,464	1,105,900	970,204	502,625	452,730
Noninterest income	1,090,135	1,439,419	1,082,834	1,801,215	1,883,894	854,096	847,005
Noninterest expenses	1,471,471	1,424,816	1,503,955	1,639,462	1,657,493	814,191	842,462

Income before income tax expense	662,835	885,180	726,343	1,267,653	1,196,605	542,530	457,273
Income tax expense	13,878	4,024	226,108	437,420	346,542	167,261	74,515

Net income	648,957	881,156	500,235	830,233	850,063	375,269	382,758
Less: Net income (loss) attributable to noncontrolling interests	(7,432)	5,744	1,751	27,185	(429)	9,396	3,200

Net income attributable to MHFG shareholders	¥656,389	¥875,412	¥498,484	¥803,048	¥850,492	¥365,873	¥379,558

Net income attributable to common shareholders	¥647,717	¥867,191	¥491,739	¥798,138	¥848,062	¥364,432	¥379,558

Amounts per share:
Basic earnings per common share—net income attributable to common shareholders	¥28.07	¥36.05	¥20.33	¥32.75	¥34.19	¥14.74	¥15.06
Diluted earnings per common share—net income attributable to common shareholders	¥26.78	¥34.47	¥19.64	¥31.64	¥33.50	¥14.41	¥14.95
Number of shares used to calculate basic earnings per common share (in thousands)	23,073,544	24,053,282	24,189,670	24,368,116	24,806,161	24,718,566	25,204,801
Number of shares used to calculate diluted earnings per common share (in thousands)	24,469,539	25,365,229	25,371,252	25,381,047	25,387,033	25,386,273	25,382,331

	As of and for the fiscal years ended March 31,					As of and for the six months ended September 30,
	2012	2013	2014	2015	2016	2015	2016
	(in millions of yen, except per share data, share number information and percentages)
						(unaudited)
Cash dividends per share(1)(2):
Common stock	¥6.00	¥6.00	¥6.50	¥7.50	¥7.50	¥3.75	¥3.75
	$0.07	$0.06	$0.06	$0.06	$0.07	$0.03	$0.04
Eleventh series class XI preferred stock(3)	¥20.00	¥20.00	¥20.00	¥20.00	¥20.00	¥10.00	¥—
	$0.24	$0.21	$0.19	$0.17	$0.18	$0.08	$—
Thirteenth series class XIII preferred stock(4)	¥30.00	¥30.00	¥—	¥—	¥—	¥—	¥—
	$0.36	$0.32	$—	$—	$—	$—	$—

Balance sheet data:
Total assets	¥166,361,633	¥178,744,794 (5)	¥175,697,452 (5)	¥190,114,354 (5)	¥193,810,151 (5)	¥192,331,855 (5)	¥196,014,723
Loans, net of allowance	65,306,370	69,060,526	72,858,777	77,528,017	77,104,122	77,792,375	75,944,728
Total liabilities	161,714,609	172,887,699 (5)	169,076,081 (5)	181,924,510 (5)	185,626,960 (5)	184,193,408 (5)	187,749,746
Deposits	91,234,380	100,221,556	102,610,154	114,206,441	117,937,722	116,598,835	120,307,300
Long-term debt	8,461,818	8,800,023 (5)	9,852,048 (5)	14,576,861 (5)	14,765,527 (5)	14,578,095 (5)	15,240,696
Common stock	5,427,992	5,460,821	5,489,295	5,590,396	5,703,144	5,659,240	5,802,796
Total MHFG shareholders’ equity	4,470,766	5,728,120	6,378,470	7,930,338	8,014,551	7,898,938	8,103,183
Other financial data:
Return on equity and assets:
Net income attributable to common shareholders as a percentage of total average assets	0.39%	0.50%	0.27%	0.42%	0.43%	0.19%	0.20%
Net income attributable to common shareholders as a percentage of average MHFG shareholders’ equity	15.56%	18.76%	9.64%	13.86%	13.33%	6.28%	6.34%
Dividends per common share as a percentage of basic earnings per common share	21.38%	16.64%	31.97%	22.90%	21.94%	25.44%	24.90%
Average MHFG shareholders’ equity as a percentage of total average assets	2.53%	2.67%	2.84%	3.04%	3.23%	3.06%	3.12%
Net interest income as a percentage of total average interest-earning assets	0.71%	0.66%	0.64%	0.63%	0.58%	0.30%	0.26%

Notes:

(1)	Yen amounts are expressed in U.S. dollars at the rate of ¥82.41 = $1.00, ¥94.16 = $1.00, ¥102.98 = $1.00, ¥119.96 = $1.00 and ¥112.42 = $1.00 for the fiscal years ended March 31, 2012, 2013, 2014, 2015 and 2016, and ¥119.81 = $1.00 and ¥101.21 = $1.00 for the six months ended September 30, 2015 and 2016, respectively. These rates are the noon buying rates on the respective fiscal year-end dates in New York City for cable transfers in yen as certified for customs purposes by the Federal Reserve Bank of New York.
(2)	Figures represent cash dividends per share with respect to the applicable fiscal year or interim period. Dividends with respect to a fiscal year include year-end dividends and interim dividends. Declaration and payment of dividends are conducted during the immediately following fiscal year, in the case of year-end dividends, or immediately following interim period, in the case of interim dividends.
(3)	On July 1, 2016, we acquired ¥75.1 billion of eleventh series class XI preferred stock, in respect of which a request for acquisition was not made by June 30, 2016, and delivered shares of our common stock, pursuant to Article 20, Paragraph 1 of our articles of incorporation and a provision in the terms and conditions of the preferred stock concerning mandatory acquisition in exchange for common stock. On July 13, 2016, we cancelled all of our treasury shares of eleventh series class XI preferred stock.
(4)	On July 11, 2013, we acquired and subsequently cancelled all of the thirteenth series class XIII preferred stock. Accordingly, cash dividend payments related to the thirteenth series class XIII preferred stock for the fiscal year ended March 31, 2014 were not be made during the fiscal year ended March 31, 2015 and thereafter.
(5)	Total assets, total liabilities and long-term debt have been recalculated to reflect the retrospective adoption of ASU No.2015-03. See Note 2 to our unaudited interim consolidated financial statements as of and for the six months ended September 30, 2016 included in our current report on Form 6-K dated January 13, 2017.

SUPPLEMENTAL FINANCIAL AND OTHER INFORMATION (JAPANESE GAAP)

The tables below set forth our selected historical consolidated and other financial data under Japanese GAAP, as of and for the fiscal years ended March 31, 2012, 2013, 2014, 2015 and 2016, as of and for the six months ended September 30, 2015 and 2016 and as of and for the nine months ended December 31, 2015 and 2016.

The selected consolidated financial information as of and for the fiscal years ended March 31, 2012, 2013, 2014, 2015 and 2016 have been derived from our audited consolidated financial statements under Japanese GAAP which have been audited by Ernst & Young ShinNihon LLC, our independent auditors and which are not included in or incorporated by reference into this prospectus supplement. The selected consolidated financial information as of and for the six months ended September 30, 2015 and 2016 and as of and for the nine months ended December 31, 2015 and 2016 are derived from our unaudited consolidated financial statements under Japanese GAAP, English-language translations of which are incorporated by reference into this prospectus supplement from our current reports on Form 6-K dated November 28, 2016 and February 14, 2017, respectively.

Some statistical information, including those regarding problem loan classifications, is primarily reported by Japanese banks on a non-consolidated basis and is presented as such in this prospectus supplement. Selected aggregated non-consolidated figures for the principal banking subsidiaries of the Mizuho Group are also provided for reference purposes. Furthermore, certain statistical and other information is available only on an annual and semi-annual basis, and, therefore, figures as of and for the six months ended September 30, 2015 and 2016 are provided in lieu of figures as of and for the nine months ended December 31, 2015 and 2016.

Our results of operations as of and for the six months ended September 30, 2016 or as of and for the nine months ended December 31, 2016 are not necessarily indicative of our results of operations for the fiscal year ending March 31, 2017 or any other period.

Japanese GAAP differs in certain respects from U.S. GAAP. For a description of certain differences between U.S. GAAP and Japanese GAAP, see “Item 5. Operating and Financial Review and Prospects—Reconciliation with Japanese GAAP” in our most recent annual report on Form 20-F filed with the SEC.

Selected Consolidated Financial Data for Mizuho Group

The table below sets forth selected historical consolidated financial data, as of and for the fiscal years ended March 31, 2012, 2013, 2014, 2015 and 2016, as of and for the six months ended September 30, 2015 and 2016 and as of and for the nine months ended December 31, 2015 and 2016.

	As of and for the fiscal years ended March 31,					As of and for the six months ended September 30,		As of and for the nine months ended December 31,
	2012	2013	2014	2015	2016	2015	2016	2015	2016
	(in millions of yen, except percentages or where otherwise noted)
						(unaudited)		(unaudited)
Statement of Income data:
Interest income	¥1,423,564	¥1,421,609	¥1,417,569	¥1,468,976	¥1,426,256	¥720,592	¥678,188	¥1,069,570	¥1,052,662
Interest expense	335,223	345,710	309,266	339,543	422,574	197,081	241,807	308,247	409,628

Net interest income	1,088,340	1,075,898	1,108,303	1,129,433	1,003,682	523,511	436,380	761,323	643,033
Fiduciary income	49,014	48,506	52,014	52,641	53,458	26,399	24,729	38,112	35,238
Net fee and commission income	458,933	507,378	560,768	593,360	607,551	292,958	282,910	431,021	422,742
Net trading income	150,317	215,033	187,421	262,963	310,507	144,127	212,404	213,704	240,649
Net other operating income	256,468	324,899	126,774	209,340	246,415	144,859	133,252	181,741	217,371

	As of and for the fiscal years ended March 31,					As of and for the six months ended September 30,		As of and for the nine months ended December 31,
	2012	2013	2014	2015	2016	2015	2016	2015		2016
	(in millions of yen, except percentages or where otherwise noted)
						(unaudited)		(unaudited)
General and administrative expenses	1,283,847	1,244,647	1,258,227	1,351,611	1,349,593	673,456	704,164	1,008,415		1,079,276
Other income	263,024	198,063	344,275	301,652	365,036	208,237	123,625	296,582		300,902
Other expenses	265,803	407,299	135,962	207,147	228,807	74,708	90,012	127,536		151,845

Income before income taxes(1)	716,449	717,832	985,366	990,632	1,008,252	591,930	419,125	786,533		628,816
Income taxes:
Current(2)	55,332	50,400	137,010	260,268	213,289	134,814	101,907	144,349		139,651
Deferred	97,494	7,461	77,960	44,723	69,260	38,853	(63,140)	78,970		(43,146)

Profit(1)	563,621	659,970	770,396	685,640	725,702	418,262	380,358	563,213		532,311
Profit attributable to non-controlling interests(1)	79,102	99,454	81,980	73,705	54,759	34,064	22,175	43,722		27,655

Profit attributable to owners of parent(1)	¥484,519	¥560,516	¥688,415	¥611,935	¥670,943	¥384,198	¥358,183	¥519,491		¥504,655

Gross profits (excluding the amounts of credit costs of trust accounts)	¥2,003,075	¥2,171,716	¥2,035,281	¥2,247,738	¥2,221,615	¥1,131,857	¥1,089,677	¥1,625,903		¥1,559,034
Net business profits (excluding the amounts of credit costs of trust accounts, before reversal of (provision for) general reserve for losses on loans)(3)	719,104	912,155	744,264	876,961	852,854	446,725	403,245	601,082		508,826
Ordinary profits	648,561	750,376	987,587	1,010,867	997,529	574,590	420,944	769,909		575,783
Credit-related costs(4)(5)	(27,749)	111,837	(112,879)	4,699	30,447	(3,948)	(13,529)	9.3	(6)	(5.9	)(6)
Balance sheet data:
Total assets	¥165,360,501	¥177,411,062	¥175,822,885	¥189,684,749	¥193,458,580	¥192,246,749	¥192,679,978	¥195,537,344		¥204,383,032
Loans and bills discounted(7)	63,800,509	67,536,882	69,301,405	73,415,170	73,708,884	74,276,839	73,030,669	75,882,584		77,590,637
Securities	51,392,878	53,472,399	43,997,517	43,278,733	39,505,971	39,996,490	32,705,104	38,888,647		33,668,600
Deposits(8)	90,636,656	99,568,737	101,811,282	113,452,451	117,456,604	116,051,406	119,740,320	119,328,899		128,212,467
Net assets	6,869,295	7,736,230	8,304,549	9,800,538	9,353,244	9,264,830	8,970,260	9,419,359		9,114,333
Risk-adjusted capital data (Basel II)(9):
Tier 1 capital	¥6,398,953	n.a.	n.a.	n.a.	n.a.	n.a.	n.a.	n.a.		n.a.
Total risk-based capital	7,775,093	n.a.	n.a.	n.a.	n.a.	n.a.	n.a.	n.a.		n.a.
Risk-weighted assets	50,144,934	n.a.	n.a.	n.a.	n.a.	n.a.	n.a.	n.a.		n.a.
Tier 1 capital ratio	12.76%	n.a.	n.a.	n.a.	n.a.	n.a.	n.a.	n.a.		n.a.
Capital adequacy ratio	15.50%	n.a.	n.a.	n.a.	n.a.	n.a.	n.a.	n.a.		n.a.
Risk-adjusted capital data (Basel III)(9):
Common Equity Tier 1 capital	n.a.	¥4,802,418	¥5,304,412	¥6,153,141	¥6,566,488	¥6,338,812	¥6,769,396	¥6,521,932		¥6,961,310
Tier 1 capital	n.a.	6,486,068	6,844,746	7,500,349	7,905,093	7,742,337	7,982,529	7,915,298		8,143,112
Total capital	n.a.	8,344,554	8,655,990	9,508,471	9,638,641	9,596,102	9,767,868	9,929,131		9,991,213
Risk-weighted assets	n.a.	58,790,617	60,274,087	65,191,951	62,531,174	62,309,276	61,648,482	63,291,700		64,665,113

	As of and for the fiscal years ended March 31,					As of and for the six months ended September 30,		As of and for the nine months ended December 31,
	2012	2013	2014	2015	2016	2015	2016	2015		2016
	(in millions of yen, except percentages or where otherwise noted)
						(unaudited)		(unaudited)
Common Equity Tier 1 capital ratio	n.a.	8.16%	8.80%	9.43%	10.50%	10.17%	10.98%	10.30%		10.76%
Tier 1 capital ratio	n.a.	11.03%	11.35%	11.50%	12.64%	12.42%	12.94%	12.50%		12.59%
Total capital ratio	n.a.	14.19%	14.36%	14.58%	15.41%	15.40%	15.84%	15.68%		15.45%
Other data:
Unrealized gains (losses) related to other securities	¥83,866	¥881,442	¥1,127,679	¥2,531,378	¥1,881,867	¥2,019,696	¥1,646,991	¥2,225.6	(6)	¥1,848.2	(6)
Unrealized gains (losses) related to other securities (the base amount to be recorded directly to Net Assets after tax and other necessary adjustments)	91,209	878,131	1,090,266	2,479,318	1,855,152	1,983,860	1,631,939	2,172.7	(6)	1,828.0	(6)
Japanese stocks	156,305	710,198	1,108,222	2,132,177	1,603,909	1,856,859	1,429,877	2,090.9	(6)	1,822.9	(6)
Japanese bonds	54,878	113,475	31,372	44,101	136,507	40,905	88,333	53.5	(6)	36.8	(6)
Japanese government bonds	50,265	88,210	13,401	22,636	95,841	22,673	53,991	31.4	(6)	17.1	(6)
Other	(119,974)	54,457	(49,328)	303,040	114,735	86,095	113,727	28.2	(6)	(31.6	)(6)
Net gains (losses) related to stocks	(38,175)	(82,949)	77,031	131,910	205,678	114,850	60,862	184.1	(6)	137.8	(6)
Impairment (Devaluation) related to stocks	n.a.	n.a.	(5,392)	(5,389)	(10,325)	(1,100)	(5,005)	(8.8	)(6)	(5.3	)(6)
Japanese government bonds(10)	32,689,678	30,805,150	22,057,509	17,415,791	15,765,873	15,598,562	10,374,817	14,082,042		10,901,290
Japanese stocks(11)	2,352,769	2,065,953	2,003,836	1,962,950	1,847,182	1,923,740	1,798,989	1,890,232		1,738,381

Notes:

(1)	We have applied “Revised Accounting Standard for Business Combinations” (ASBJ Statement No.21, September 13, 2013) and others and presentation of Net Income and others has been changed and presentation of Minority Interests has been changed to Non-controlling Interests from the three months ended June 30, 2015.
(2)	Includes refund of income taxes.
(3)	Net business profits (excluding the amounts of credit costs of trust accounts, before reversal of (provision for) general reserve for losses on loans) = consolidated gross profits—general and administrative expenses (excluding non-recurring losses) + equity in income from investments in affiliates and certain other consolidation adjustments.
(4)	Figures in parentheses show negative credit-related costs as a result of gain on reversal of reserves for possible losses on loans.
(5)	Credit-related costs consist of (a) expenses related to portfolio problems (including reversal of (provision for) general reserve for losses on loans), (b) gains on reversal of reserves for possible losses on loans, and others, and (c) credit costs for trust accounts.
(6)	In billions of yen.
(7)	Bills discounted refer to a form of financing in Japan under which promissory notes obtained by corporations through their regular business activities are purchased by banks prior to their payment dates at a discount based on prevailing interest rates.
(8)	Includes negotiable certificates of deposit.
(9)	Risk-adjusted capital data are calculated on a Basel II basis until the fiscal year ended March 31, 2012 and on a Basel III basis from March 31, 2013. Accordingly, data as of March 31, 2013, 2014, 2015 and 2016, as of September 30, 2015 and 2016 and as of December 31, 2015 and 2016 are not directly comparable to data from prior periods. For more details on capital adequacy requirements set by the Bank for International Settlements, and the guideline implemented by the FSA in compliance thereto, see “Capital Adequacy” in our current report on Form 6-K dated January 13, 2017, which is incorporated by reference into this prospectus supplement.
(10)	Other securities which have readily determinable fair values. Figures are on a fair value basis.
(11)	Other securities which have readily determinable fair values. Figures are on an acquisition cost basis.

Selected Aggregated Figures of Mizuho Group’s Principal Banking Subsidiaries

The tables below set forth selected aggregated non-consolidated figures of Mizuho Group’s principal banking subsidiaries, Mizuho Bank and Mizuho Trust & Banking (or, for periods or dates prior to July 1, 2013 (the date of the merger between the former Mizuho Bank and the former Mizuho Corporate Bank, with the latter being the surviving entity which was renamed Mizuho Bank upon the merger), the former Mizuho Bank, the former Mizuho Corporate Bank and Mizuho Trust & Banking), as of and for the fiscal years ended March 31, 2012, 2013, 2014, 2015 and 2016, as of and for the six months ended September 30, 2015 and 2016 and as of and for the nine months ended December 31, 2015 and 2016.

Aggregated figures of Mizuho Group’s principal banking subsidiaries	As of and for the fiscal years ended March 31,					As of and for the six months ended September 30,		As of and for the nine months ended December 31,
	2012	2013	2014	2015	2016	2015	2016	2015	2016
	(in billions of yen, except percentages or where otherwise noted)
						(unaudited)		(unaudited)
Financial results highlights:
Gross profits (excluding the amounts of credit costs of trust accounts)	¥1,607	¥1,686	¥1,506	¥1,629	¥1,599	¥822	¥768	¥1,165	¥1,076
Net interest income	983	956	963	974	865	450	377	655	556
Net fee and commission income	304	346	374	412	414	198	195	288	285
General and administrative expenses (excluding non-recurring losses)	879	839	864	908	910	456	464	684	705
Net business profits (before reversal of (provision for) general reserve for losses on loans)(1)	728	846	642	721	688	366	303	481	371
Net income	428	511	582	480	530	304	235	411	310
Asset quality:
Credit-related costs(2)(3)	¥(24)	¥114	¥(116)	¥7	¥26	¥0	¥(9)	¥10	¥(2)
Credit cost ratio(4)	n.a.	15bps	n.a.	0bps	3bps	0bps	n.a.	1bps	n.a.
Non-performing loans (“NPL”) balances and ratios:
Status of disclosed claims under the Financial Reconstruction Act (“FRA”)(5):
Claims against bankrupt and substantially bankrupt obligors	¥157	¥159	¥67	¥56	¥68	¥60	¥67	¥72	¥74
Claims with collection risk	521	553	472	402	353	370	344	336	346
Claims for special attention	487	580	412	542	398	447	376	415	402

Total disclosed claims under the FRA	1,165	1,293	951	1,002	820	878	788	823	823
Normal claims	70,039	74,293	77,532	82,041	81,009	81,862	79,509	83,911	84,265

Total claims	¥71,205	¥75,586	¥78,483	¥83,043	¥81,829	¥82,741	¥80,297	¥84,735	¥85,088

NPL ratio(6)	1.63%	1.71%	1.21%	1.20%	1.00%	1.06%	0.98%	0.97%	0.96%
Reserve ratios for normal obligors	0.12%	0.11%	0.10%	0.07%	0.07%	0.07%	0.06%	n.a.	n.a.
Reserve ratios for other watch obligors: Claims against other watch obligors (approximate amount, in trillions of yen)	¥3.2	¥3.2	¥2.6	¥1.5	¥1.6	¥1.5	¥1.5	n.a.	n.a.
Reserve ratios	4.68%	6.27%	6.34%	3.72%	3.66%	3.73%	3.56%	n.a.	n.a.
Other financial information:
Net gains (losses) related to stocks(7)	¥(50)	¥(131)	¥57	¥96	¥181	¥99	¥65	¥162	¥136
Impairment (Devaluation) related to stocks	(41)	(126)	(1)	(0)	(9)	(0)	(1)	(8)	(1)
Net gains related to bonds	155	220	33	75	142	76	101	96	101
Unrealized gains (losses) on other securities	67	1,026	958	2,313	1,683	1,832	1,454	2,012	1,630
Japanese government bonds (in trillions of yen)(8)	32.4	30.6	21.8	17.2	15.6	15.4	10.3	13.9	10.8
Average remaining period (years)(9)	2.2	2.5	2.4	2.6	2.5	2.6	2.7	2.6	2.8
Unrealized gains (losses)(10)	¥49	¥88	¥13	¥22	¥95	¥22	¥53	¥31	¥17
Foreign bonds (in trillions of yen)(13)	8.8	11.7	9.1	9.7	9.4	9.3	8.6	9.6	8.9
Unrealized gains (losses)(11)	(8)	18	(170)	38	38	(6)	45	(78)	(162)

Notes:

(1)	Net business profits (before reversal of (provision for) general reserve for losses on loans) of Mizuho Trust & Banking exclude the amounts of credit-related costs for trust accounts.
(2)	Credit-related costs consist of (a) expenses related to portfolio problems (including reversal of (provision for) general reserve for losses on loans), (b) gains on reversal of reserves for possible losses on loans, and others, and (c) credit costs for trust accounts. Trust account denotes trust accounts with contracts that indemnify the principal amounts.
(3)	Figures in parentheses show negative credit-related costs as a result of gain on reversal of reserves for possible losses on loans.
(4)	Credit cost ratio = credit-related costs (annualized) / total claims (period-end balance, based on the FRA; banking account and trust account).
(5)	Includes banking account and trust account. Trust account denotes trust accounts with contracts that indemnify the principal amounts.
(6)	NPL ratio = disclosed claims under the FRA / total claims. Includes banking account and trust account.
(7)	Beginning the fiscal year ended March 31, 2012, “reversal of reserve for possible losses on investments” has been included in “net gains (losses) related to stocks.”
(8)	Classified as other securities which have readily determinable fair values. Figures are on an acquisition cost basis.
(9)	Excludes floating-rate notes. On a managerial accounting basis.
(10)	Amounts recorded directly to net assets after tax and other necessary adjustments. Based on the quoted market price if available, or other reasonable value, at the respective period end.
(11)	Based on the quoted market price if available, or other reasonable value, at the respective period end.

Other Related Information for Mizuho Group

	As of and for the fiscal years ended March 31,				As of and for the six months ended September 30, 2016	As of and for the nine months ended December 31, 2016
	2013	2014	2015	2016
Aggregated figures of Mizuho Group’s principal banking subsidiaries	(in trillions of yen, except percentages) (unaudited)
Loans and deposits:

Average loan balances(1)
Domestic branches (excluding loans to the Japanese government)	n.a.	n.a.	n.a.	n.a.	¥50.0	¥50.3
1H (For the six months ended September 30)	¥48.1	¥49.1	¥49.6	¥50.7	n.a.	n.a.
2H (For the six months ended March 31)	48.8	49.5	50.7	51.5	n.a.	n.a.
Domestic loan and deposit rate margin(2)	1.24%	1.16%	1.08%	1.00%	0.93%	0.90%
1H (For the six months ended September 30)	1.26	1.18	1.10	1.01	n.a.	n.a.
2H (For the six months ended March 31)	1.23	1.15	1.05	0.98	n.a.	n.a.
Domestic return on loans and bills discounted(2)	1.31	1.21	1.12	1.04	0.94	0.91
1H (For the six months ended September 30)	1.32	1.24	1.14	1.05	n.a.	n.a.
2H (For the six months ended March 31)	1.29	1.19	1.10	1.01	n.a.	n.a.
Domestic cost of deposits and debentures(2)	0.06	0.05	0.04	0.03	0.01	0.00
1H (For the six months ended September 30)	0.06	0.05	0.04	0.04	n.a.	n.a.
2H (For the six months ended March 31)	0.06	0.04	0.04	0.03	n.a.	n.a.

Non-Consolidated Financial Information for Mizuho Bank (or the former Mizuho Bank or the former Mizuho Corporate Bank)	For the six months ended							For the nine months ended December 31, 2016
	September 30, 2013	March 31, 2014	September 30, 2014	March 31, 2015	September 30, 2015	March 31, 2016	September 30, 2016
	(on a managerial accounting basis)
Loan Spreads:
Loans booked at overseas offices(3)(4)	1.07%	1.04%	1.04%	0.97%	0.93%	0.91%	0.90%	0.88%
Loans to domestic middle market firms and SME customers	0.87%	0.84%	0.82%	0.77%	0.75%	0.71%	0.70%	0.68%
Loans to domestic large corporate customers	0.60%	0.61%	0.59%	0.57%	0.54%	0.52%	0.51%	0.51%

Non-Consolidated Financial Information for Mizuho Bank (or the former Mizuho Corporate Bank)	As of and for the fiscal years ended March 31,
	2014		2015		2016		2017
	(in billions of dollars, except percentages) (on a managerial accounting basis)
Loans (average balances)(3)(4):
Loan balances at overseas offices:
1H (For the six months ended September 30)	$152.3	(4)	$166.7	(4)	$189.7	(4)	$203.2
2H (For the six months ended March 31)	160.6	(4)	177.7	(4)	203.2	(4)	210.7	(5)
Foreign currency-denominated customer deposits(6)	105.7		129.1		168.5		181.2	(5)
Foreign currency-denominated loans(6)	183.8		213.4		237.7		245.0	(5)
Outstanding balance of foreign currency bonds
Senior bonds	5.8		14.5		17.8		18.0	(5)
Subordinated bonds(7)	4.5		3.0		3.7		3.7	(5)
Percentage of loans to investment grade borrowers(8)(9)	69	%(4)	75	%(4)	72	%(4)	73	%(10)
NPL ratio(9)(11)	1.0%		0.9%		0.6%		0.5	%(10)

Aggregated figures of Mizuho Bank and the banking subsidiaries in China, the United States, the Netherlands, Indonesia, Malaysia, Russia and Brazil as of September 30, 2016:

Breakdown of overseas loan portfolio by region
Total	Asia/Oceania	Americas	Europe
(in billions of dollars, except percentages)
(on a managerial accounting basis)
$205.1	44%	36%	21%

Breakdown of overseas loan portfolio by customer type
Total	Japanese Customers	Non-Japanese Customers
(in billions of dollars, except percentages)
(on a managerial accounting basis)
$205.1	31%	69%

Breakdown of Asia/Oceania loan portfolio
Total	Hong Kong	Singapore	Thailand	Australia	China	Taiwan	India	South Korea	Indonesia	Others
(in billions of dollars, except percentages)
(on a managerial accounting basis)
$89.4	23%	18%	9%	9%	8%	8%	8%	7%	3%	7%

Breakdown of China loan portfolio
Total	Japanese Customers	Non-Japanese Customers
(in billions of dollars, except percentages)
(on a managerial accounting basis)
$7.5	53%	47%(12)

Non-Consolidated Financial Information for Mizuho Financial Group	As of September 30, 2016
(in billions of yen)
Senior bonds outstanding	¥808

Income from Customer Groups	As of and for the fiscal year ended March 31,				As of and for the six months ended September 30,			As of and for the nine months ended December 31,
	2015		2016		2015		2016	2015		2016
	(in billions of yen)
	(on a managerial accounting basis)
Net interest income (aggregated figures of Mizuho Group’s principal banking subsidiaries)	¥737	(4)	¥736	(4)	¥369	(4)	¥343	¥545	(4)	¥504
Non-interest income (group aggregated figures)(13)	¥860	(4)	¥890	(4)	¥428	(4)	¥421	¥628	(4)	¥604

	As of and for the
Key Financial Indicators	Fiscal year ended March 31, 2016	Nine months ended December 31, 2016
Common Equity Tier 1 Capital Ratio (excluding net unrealized gains on other securities)(14)	8.77%	8.76%
Common Equity Tier 1 Capital Ratio (including net unrealized gains on other securities)(14)	10.85%	10.78%
Proportion of non-interest income to gross profits(15)	54%	53%
Proportion of net interest income to gross profits(15)	46%	47%
Expense ratio(15)(16)	60.0%	65.6%
Consolidated ROE(17)	n.a.	9.6%
RORA(18)	n.a.	1.0%

Notes:

(1)	Excluding trust account and loans to Mizuho Financial Group.
(2)	Excluding loans to financial institutions (including Mizuho Financial Group) and the Japanese government. Loan and deposit rate margin = Return on loans and bills discounted—Cost of deposits and debentures.
(3)	Figures of the former Mizuho Corporate Bank and the former Mizuho Bank prior to July 1, 2013, and of Mizuho Bank on or after July 1, 2013, each including banking subsidiaries in China, the United States, the Netherlands, Indonesia, Malaysia, Russia and Brazil.
(4)	Beginning in the fiscal year ended March 31, 2017, new managerial accounting rules have been applied, and reclassification of figures for prior fiscal periods has been made accordingly.
(5)	As of December 31, 2016.
(6)	Includes foreign currency deposits and loans (domestic) and the banking subsidiaries in China, the United States, the Netherlands, Indonesia, etc.
(7)	Excludes bilateral non-public medium term notes. Includes subordinated bonds issued by Mizuho Financial Group and its special purpose corporation subsidiaries.
(8)	“Investment grade borrowers” is based on our internal credit ratings, which are equivalent to the external investment grade ratings provided by rating agencies such as S&P and Moody’s.
(9)	On a managerial accounting basis. Includes the banking subsidiary in China. Beginning in the fiscal year ended March 31, 2017, new managerial accounting rules have been applied, and reclassification of figures for prior fiscal periods has been made accordingly. The original figures for percentage of loans to investment grade borrowers were 70%, 75% and 73% for the fiscal years ended March 31, 2014, 2015 and 2016, respectively.
(10)	As of September 30, 2016.
(11)	NPL ratio = disclosed claims under the FRA / total claims.
(12)	Roughly one-third of the loans to non-Japanese customers were to financial institutions and the remaining were to general corporate. The majority of the loans to general corporate were to non-Chinese customers and the remaining loans were to Chinese customers.
(13)	Aggregated figures for Mizuho Bank, Mizuho Trust & Banking, Mizuho Securities, Asset Management One Co., Ltd. (“Asset Management One”) and other major subsidiaries, each on a non-consolidated basis.
(14)	On a fully-effective basis under the Basel III framework expected to be in effect as of March 31, 2019. Figures as of March 31, 2016 include eleventh series class XI preferred stock (balance as of March 31, 2016: ¥98.9 billion, mandatory conversion date: July 1, 2016). These figures constitute forward-looking statements within the meaning of Section 27A of the U.S. Securities Act and Section 21E of the U.S. Exchange Act that are based on our current expectations, assumptions, estimates and projections. While we believe that we will be able to achieve the above common equity capital ratio, there can be no assurance that we will be able to execute the initiatives as planned. See “Risk Factors—Risks Related to Our Business—Failure to maintain capital adequacy ratios above minimum required levels, as a result of the materialization of risks or regulatory changes, could result in restrictions on our business activities.” in our annual report on Form 20-F for the fiscal year ended March 31, 2016, which is incorporated herein by reference, and “Cautionary Statement Regarding Forward-Looking Statements.”
(15)	On a managerial accounting basis. Aggregated figures for Mizuho Bank, Mizuho Trust and Banking, Mizuho Securities, Asset Management One and other major subsidiaries, each on a non-consolidated basis.
(16)	Expense ratio = general and administrative expenses / gross profit.
(17)	Consolidated ROE = annualized profit attributable to owners of parent / the average value of (total shareholders’ equity + total accumulated other comprehensive income – net unrealized gains on other securities).
(18)	RORA = annualized profit attributable to owners of parent / period-end risk weighted assets.

Additional Information

Gross Profits Plan (Customer Groups)

Over the course of our current Medium Term Business Plan, which extends through the fiscal year ending March 31, 2019, we are emphasizing the importance of profitability in our lending business in order to increase our interest income, while deepening collaboration among group entities in order to strengthen our fee businesses and enhance non-interest income.

For the fiscal year ended March 31, 2016, net interest income attributable to customer groups was ¥780 billion, consisting of ¥220 billion attributable to our overseas business and ¥560 billion attributable to our Japan business. During the course of our Medium Term Business Plan, we aim to increase the proportion of net interest income attributable to our overseas business such that overall net interest income remains relatively stable. On the other hand, for the fiscal year ended March 31, 2016, non-interest income attributable to customer groups was ¥910 billion, of which ¥210 billion was securities related, ¥130 billion was trust and asset management related, ¥230 was overseas banking related and ¥340 billion was domestic banking related. During the course of our Medium Term Business Plan, we aim to increase the contribution of each of these businesses to our non-interest income, such that, overall, the proportion of non-interest income to net interest income increases.

Figures in the foregoing paragraph are on a managerial accounting basis reflecting managerial accounting rules in effect as of March 31, 2016 and represent the aggregated figures for Mizuho Bank, Mizuho Trust and Banking, Mizuho Securities, Asset Management One and other major subsidiaries, each on a non-consolidated basis.

Exposure to Resource-Related Sectors

The following table sets forth, on a managerial accounting basis, Mizuho Bank’s exposure to resource-related sectors as of September 30, 2016. Exposure is based on exposure at default and includes loans, foreign exchange assets, acceptances and guarantees, commitments and other items, including our banking subsidiaries in China, the United States, the Netherlands, Indonesia and others. Exposure excludes exposure to Japanese general trading companies and petrochemical, iron and steel, nonferrous metal and project finance exposures which are not categorized as susceptible to commodity price decline.

	As of September 30, 2016
	Exposure		Regional Balance of Loans, etc.(1)(2)				NPL disclosed under the FRA
	Total Exposure	Normal Obligor Ratio(3)	Total Balance	Americas	Europe	Asia (ex. Japan)	NPL Amount(4)	NPL Coverage Amount(5)	NPL Coverage Ratio(6)
	(in trillions of yen, except percentages)
	(on a managerial accounting basis)
Exposure to non-Japanese Obligors:
Total exposure	¥34.9	98%	n.a.	n.a.	n.a.	n.a.	n.a.	n.a.	n.a.
Of which: Resource sector	5.0	94%	¥2.6	¥0.8	¥0.4	¥1.3	¥0.04	¥0.03	79%
Of which: Energy-related	4.2	97%	2.0	0.6	0.3	1.1	0.03	0.03	93%
Of which: Crude oil and natural gas extraction	2.7	96%	1.3	0.4	0.2	0.7	0.02	0.02	95%
Of which: Storage & Transport	0.3	97%	0.2	0.1	0.0	0.1	0.01	0.01	87%
Of which: Petroleum refinery and petroleum product manufacturing	1.2	100%	0.5	0.1	0.1	0.3	—	—	—
Of which: Minerals-related(7)	0.8	79%	0.5	0.3	0.1	0.2	0.01	0.00	35%

Exposure to Japanese Obligors:
Total exposure	64.0	97%	n.a.	n.a.	n.a.	n.a.	n.a.	n.a.	n.a.
Of which: Resource sector	1.7	99%	1.1	0.1	0.1	0.1	0.00	0.00	74%
Of which: Energy-related	1.6	100%	1.0	0.1	0.1	0.0	0.00	0.00	73%
Of which: Minerals-related(7)	0.1	95%	0.1	0.0	—	0.1	0.00	0.00	100%
Total resource sector exposure(8)	6.7	95%	3.6	0.9	0.5	1.4	0.04	0.03	79%
Total corporate exposure	98.9	97%	n.a.	n.a.	n.a.	n.a.	n.a.	n.a.	n.a.

Notes:

(1)	Outstanding balance of loans and bills discounted, foreign exchange assets and acceptances and guarantees.
(2)	By region of obligor. On an actual location basis, ¥2.5 trillion was exposure in the Americas, ¥1.6 trillion was exposure to Asia and Oceania (excluding Japan) and ¥1.1 trillion was exposure to Europe.
(3)	Percentage of customers having strong financial results and showing no particular problems with their financial condition.
(4)	Disclosed claims under the FRA, net of partial direct write-offs.
(5)	NPL coverage amount = reserves for possible losses on loans + collateral, guarantees and equivalents.
(6)	NPL coverage ratio = NPL coverage amount / NPL amount.
(7)	Minerals-related exposure including metal mining, coal, coal briquette and others, including commodity traders.
(8)	Of which, ¥0.5 trillion is exposure to project finance that is susceptible to declines in commodity prices.

In addition, the chart above does not include exposure to non-resource related companies whose parent company qualifies as part of the resource sector as set forth above, which exposure totaled ¥1.1 trillion with respect to non-Japanese obligors and ¥0.2 trillion with respect to Japanese obligors, respectively, as of September 30, 2016.

DESCRIPTION OF THE NOTES

The following description of the Notes supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of our senior debt securities set forth in the accompanying prospectus under the heading “Description of the Debt Securities.” It is important for you to consider the information contained in this prospectus supplement and in the accompanying prospectus and any applicable pricing term sheet in making your investment decision with respect to the Notes. Whenever a defined term is referred to but not defined in this section, the definition of that term is contained in the accompanying prospectus or in the Indenture referred to herein or therein.

General

•	The Fixed Rate Notes will be initially limited to $ aggregate principal amount and, unless previously redeemed or otherwise cancelled, will mature on . The Fixed Rate Notes will bear interest at the rate of % per annum from (and including) , 2017 to (and excluding) the maturity date, payable semi-annually in arrears on and of each year, commencing 2017, to the holders of record as at 5:00 p.m. (New York City time) on the day five Business Days immediately preceding such interest payment date.

•	The Floating Rate Notes will be initially limited to $ aggregate principal amount and, unless previously redeemed or otherwise cancelled, will mature on . The Floating Rate Notes will bear interest at a floating rate from (and including) , 2017 to (and excluding) the maturity date, payable quarterly in arrears on , , and of each year, commencing , 2017, to the holders of record as at 5:00 p.m. (New York City time) on the day five Business Days immediately preceding such interest payment date. The interest rate on the Floating Rate Notes for each interest period will be a per annum rate equal to LIBOR for three-month deposits in U.S. dollars plus %, reset quarterly. For more information, see “Description of the Debt Securities—Floating Rate Interest” in the accompanying prospectus.

The Fixed Rate Notes and the Floating Rate Notes will each constitute a series of senior debt securities to be issued under a senior indenture between us and The Bank of New York Mellon, as trustee, dated as of September 13, 2016, as amended or supplemented from time to time (the “Indenture”). The Indenture is qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The Indenture is more fully described in the accompanying prospectus. Copies of the Indenture and any amendments or supplements thereto will be available at the offices of the trustee.

The Notes will constitute direct, unconditional, unsubordinated and unsecured obligations of Mizuho Financial Group and rank pari passu and without preference among themselves and with all other unsecured obligations, other than subordinated obligations, of Mizuho Financial Group (except for statutorily preferred exceptions) from time to time outstanding.

Mizuho Financial Group is a holding company and conducts substantially all of its operations through its subsidiaries. As a result, claims of noteholders will be structurally subordinated to claims of creditors of its subsidiaries. In addition, various statutes and regulations, including banking and other regulations, may restrict Mizuho Financial Group’s subsidiaries from paying dividends or principal of or interests on loans or other funds to Mizuho Financial Group. See “Risk Factors—The Notes will be structurally subordinated to the liabilities of our subsidiaries, including Mizuho Bank and Mizuho Trust & Banking.”

The Notes will be repaid at maturity at a price of 100% of the principal amount thereof. The Notes may be redeemed at any time prior to maturity in the circumstances described under “—Optional Tax Redemption.” The Notes will be issued in denominations of $200,000 or integral multiples of $1,000 in excess thereof. The Notes do not provide for any sinking fund. Temporary documents of title will not be issued.

Payments on the Notes will be made in accordance with any laws, regulations or administrative practices applicable to Mizuho Financial Group and its agents in respect thereof, including the requirements under Japanese tax law.

If and to the extent Mizuho Financial Group shall default in the payment of interest when due, such defaulted interest shall be paid to the person in whose name the relevant Note is registered at the close of business on a subsequent record date, which shall not be less than five Business Days prior to the payment of such defaulted interest, established by notice given by mail or in accordance with clearing system procedures by or on behalf of Mizuho Financial Group to the holder of the relevant Note not less than fifteen days preceding such subsequent record date.

Optional Tax Redemption

Each series of Notes may be redeemed at the option of Mizuho Financial Group, in whole, but not in part, at any time, upon not less than 30 nor more than 60 days’ prior notice, subject to the prior confirmation of the FSA (if and to the extent required under the then applicable Japanese banking laws or regulations), at a redemption price equal to 100% of the principal amount of the relevant series of Notes then outstanding (plus accrued and unpaid interest to (but excluding) the date fixed for redemption and “additional amounts” (as described in the accompanying prospectus), if any), if Mizuho Financial Group is, or on the next interest payment date would be, required to pay any additional amounts with respect to such series as described under “Description of the Debt Securities—Payment of Additional Amounts” in the accompanying prospectus and such obligation arises as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of Japan (or any political subdivision or taxing authority in or of Japan) affecting taxation, or any change in the official position regarding the application or interpretation of such laws, regulations or rulings (including a holding, judgment, or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the date of this prospectus supplement, and which obligation cannot be avoided by measures reasonably available to Mizuho Financial Group; provided that, no such notice of redemption may be given earlier than 90 days prior to the earliest date on which Mizuho Financial Group would be obligated to make such payment of additional amounts if a payment in respect of the relevant series of Notes were then due. Prior to the mailing to holders of the relevant series of Notes of any notice of redemption of the relevant series of Notes pursuant to the foregoing, the Indenture requires that Mizuho Financial Group certifies to the trustee that the requirements for redemption have been met and delivers therewith to the trustee an opinion of independent tax counsel or tax consultant of recognized standing, which opinion shall be reasonably satisfactory to the trustee, to the effect that such circumstances exist. The trustee shall accept such certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the holders of the relevant series of Notes.

Additional amounts are payable by Mizuho Financial Group under the circumstances described under “Description of the Debt Securities—Payment of Additional Amounts” in the accompanying prospectus.

Repurchases

Mizuho Financial Group or any of its subsidiaries may, at any time, subject to the prior confirmation of the FSA (if and to the extent required under the then applicable Japanese banking laws or regulations), purchase any or all of the Notes in the open market or otherwise at any price. Subject to applicable law, neither Mizuho Financial Group nor any of its subsidiaries shall have any obligation to purchase or offer to purchase any Notes held by any holder as a result of its purchase or offer to purchase Notes held by any other holder, whether on the open market or otherwise. Any such Notes purchased by Mizuho Financial Group or any of its subsidiaries may, at the discretion of Mizuho Financial Group or the relevant subsidiary, be held, resold or surrendered to the paying agent for cancellation by Mizuho Financial Group or any such subsidiary, as the case may be. The Notes so purchased, while held by or on behalf of Mizuho Financial Group or any such subsidiary, as the case may be, shall not entitle the holder to vote at any meetings of the holders of the relevant series of Notes and shall not be deemed to be outstanding for the purposes of calculating quorums at meetings of the holders of such series of Notes or for the purposes of “Description of the Debt Securities—Acceleration Upon an Event of Default” in the accompanying prospectus.

Limitation on Actions for Attachment

Each holder of the Notes and the trustee acknowledge, accept, consent and agree, for a period of 30 days from and including the date upon which the Prime Minister confirms that specified item 2 measures (tokutei dai nigo sochi), which are the measures set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act (or any successor provision thereto), need to be applied to Mizuho Financial Group, not to initiate any action to attach any of our assets, the attachment of which has been prohibited by designation of the Prime Minister pursuant to Article 126-16 of the Deposit Insurance Act (or any successor provision thereto).

Mizuho Financial Group shall, as soon as practicable after the Prime Minister has confirmed that specified item 2 measures (tokutei dai nigo sochi) need to be applied to Mizuho Financial Group, deliver a written notice of such event to the trustee and to the holders of the Notes through DTC. Any failure or delay by Mizuho Financial Group to provide such written notice shall not change or delay the effect of the acknowledgement, acceptance, consent and agreement described in the preceding paragraph.

Limited Rights to Set Off by Holders

Subject to applicable law, each holder of the Notes, by acceptance of any interest in the Notes, agrees that, if (a) Mizuho Financial Group shall institute proceedings seeking adjudication of bankruptcy or seeking reorganization under the Bankruptcy Act, the Civil Rehabilitation Act, the Corporate Reorganization Act, the Companies Act or any other similar applicable law of Japan, and as long as such proceedings shall have continued, or a decree or order by any court having jurisdiction shall have been issued adjudging Mizuho Financial Group bankrupt or insolvent or approving a petition seeking reorganization under any such laws, and as long as such decree or order shall have continued undischarged or unstayed, or (b) the Prime Minister confirms that specified item 2 measures (tokutei dai nigo sochi) need to be applied to Mizuho Financial Group, it will not, and waives its right to, exercise, claim or plead any right of set off, compensation or retention in respect of any amount owed to it by Mizuho Financial Group arising under, or in connection with, the Notes or the Indenture.

Permitted Transfer of Assets or Liabilities

Notwithstanding certain requirements under the Indenture relating to Mizuho Financial Group’s ability to merge or consolidate with or merge into, or sell, assign, transfer, lease or convey all or substantially all of its properties or assets to any person or persons, each holder of the Notes and the trustee acknowledge, accept, consent and agree to any transfer of Mizuho Financial Group’s assets (including shares of subsidiaries of Mizuho Financial Group) or liabilities, or any portions thereof, with permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), including any such transfer made pursuant to the authority of the Deposit Insurance Corporation to represent and manage and dispose of Mizuho Financial Group’s assets under Article 126-5 of the Deposit Insurance Act (or any successor provision thereto), and that any such transfer shall not constitute a sale, assignment, transfer, lease or conveyance of its properties or assets for the purpose of such requirements. For more information, see “Description of the Debt Securities—Covenants—Consolidation, Merger, Sale or Conveyance” in the accompanying prospectus.

Trustee, Paying Agent, Registrar, Transfer Agent and Calculation Agent

The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286, U.S.A., will initially act as trustee, paying agent, registrar and transfer agent for the Notes and calculation agent with respect to the Floating Rate Notes. Mizuho Financial Group may change the paying agent, registrar or calculation agent without prior notice to the holders of the Notes (but with prior notice to the trustee), and Mizuho Financial Group or any of its subsidiaries may act as paying agent, registrar, transfer agent or calculation agent.

Clearance and Settlement

The Notes have been accepted for clearance through DTC for the accounts of its participants, including Euroclear and Clearstream.

SGX-ST Listing

The Notes will be traded on the SGX-ST in a minimum board lot size of $200,000 for so long as the Notes are listed on the SGX-ST.

So long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, Mizuho Financial Group will appoint and maintain a paying agent in Singapore, where the Notes may be presented or surrendered for payment or redemption, in the event that a Global Note is exchanged for definitive Notes in certificated form. In addition, in the event that any of the Global Notes is exchanged for definitive Notes in certificated form, an announcement of such exchange shall be made by or on behalf of Mizuho Financial Group through the SGX-ST and such announcement will include all material information with respect to the delivery of the definitive Notes in certificated form, including details of the paying agent in Singapore.

TAXATION

The following summaries are not intended as a complete analysis of the tax consequences under Japanese or United States law of the acquisition, ownership and sale of the Notes by investors. Potential investors should consult their own tax advisors on the tax consequences of acquisition, ownership, sale, and other relevant circumstances concerning the Notes, including specifically the applicable tax consequences under Japanese or United States laws, the law of the jurisdiction of their country of residence (if relevant) and any tax treaty between Japan and their country of residence.

Japanese Taxation

The following is a general description of certain Japanese tax aspects of the Notes and does not purport to be a comprehensive description of the tax aspects of the Notes. Prospective purchasers should note that, although the general tax information on Japanese taxation is described hereunder for convenience, the statements below are general in nature and not exhaustive. Prospective purchasers are advised to consult their own legal, tax, accountancy or other professional advisors in order to ascertain their particular circumstances regarding taxation.

The statements below are based on current tax laws and regulations in Japan and current tax treaties executed by Japan all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). Neither such statements nor any other statements in this document are to be regarded as advice on the tax position of any beneficial owner of the Notes or any person purchasing, selling or otherwise dealing in the Notes or any tax implication arising from the purchase, sale or other dealings in respect of the Notes.

The Notes

The Notes do not fall under the concept of so-called “taxable linked notes” as described in Article 6, Paragraph 4 of the Special Taxation Measures Act, i.e., notes of which the amount of interest is to be calculated by reference to certain indexes (as prescribed by the Cabinet Order under the Special Taxation Measures Act) relating to Mizuho Financial Group or a specially-related person of Mizuho Financial Group.

Capital Gains, Stamp Tax and Other Similar Taxes, Inheritance and Gift Taxes

Gains derived from the sale of Notes outside Japan by an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan are, in general, not subject to Japanese income tax or corporate tax.

No stamp, issue, registration or similar taxes or duties will, under current Japanese law, be payable in Japan by Noteholders in connection with the issue of the Notes, nor will such taxes be payable by Noteholders in connection with their transfer if such transfer takes place outside Japan.

Japanese inheritance tax or gift tax at progressive rates may be payable by an individual, wherever resident, who has acquired Notes from another individual as legatee, heir or donee.

Representation by Investor upon Initial Distribution of Notes

BY SUBSCRIBING FOR THE NOTES, AN INVESTOR WILL BE DEEMED TO HAVE REPRESENTED IT IS A PERSON WHO FALLS INTO THE CATEGORY OF (i) OR (ii) BELOW. The Notes are not, as part of the distribution by the underwriters pursuant to the underwriting agreement dated the date hereof at any time, to be directly or indirectly offered or sold to, or for the benefit of, any person other than a beneficial owner that is (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of Mizuho Financial Group (as defined below) or (ii) a Designated Financial Institution (as defined below), except as specifically permitted under the Special Taxation Measures Act.

Payments of Interest and Redemption Gain on Notes

The following description of Japanese taxation (limited to national taxes) applies exclusively to interest on the Notes and the redemption gain, meaning any difference between the acquisition price of the interest-bearing Notes of the holder and the amount which the holder receives upon redemption of such interest-bearing Notes, (the “Redemption Gain”), where such Notes are issued by Mizuho Financial Group outside Japan and payable outside Japan. In addition, the following description assumes that only global notes are issued for the Notes, and no definitive bonds and coupons that are independently traded are issued, in which case different tax consequences may apply. It is not intended to be exhaustive and prospective purchasers are recommended to consult their tax advisers as to their exact tax position.

1.	Non-resident Investors

If the recipient of interest on the Notes or of the Redemption Gain with respect to interest-bearing Notes is an individual non-resident of Japan or a non-Japanese corporation for Japanese tax purposes, as described below, the Japanese tax consequences for such individual non-resident of Japan or non-Japanese corporation are significantly different depending upon whether such individual non-resident of Japan or non-Japanese corporation is a specially-related person of Mizuho Financial Group (as defined below). Most importantly, if such individual non-resident of Japan or non-Japanese corporation is a specially-related person of Mizuho Financial Group (as defined below), income tax at the rate of 15.315% of the amount of such interest will be withheld by Mizuho Financial Group under Japanese tax law.

1.1.	Interest

(1)	If the recipient of interest on the Notes is an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan or having a permanent establishment within Japan but where the receipt of the interest on the Notes is not attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, no Japanese income tax or corporate tax is payable with respect to such interest whether by way of withholding or otherwise, if such recipient complies with certain requirements, inter alia:

(i)	if the relevant Notes are held through a participant in an international clearing organization such as DTC or a financial intermediary prescribed by the Special Taxation Measures Act and the relevant cabinet order thereunder (the “Cabinet Order,” together with the Special Taxation Measures Act and the ministerial ordinance and other regulations thereunder, the “Act”) (each, a “Participant”), the requirement to provide, at the time of entrusting a Participant with the custody of the relevant Notes, certain information prescribed by the Act to enable the Participant to establish that the recipient is exempt from the requirement for Japanese tax to be withheld or deducted (the “Interest Recipient Information”), and to advise the Participant if such individual non-resident of Japan or non-Japanese corporation ceases to be so exempted (including the case where it became a specially-related person of Mizuho Financial Group (as defined below)); and

(ii)	if the relevant Notes are not held by a Participant, the requirement to submit to the relevant paying agent a written application for tax exemption (Hikazei Tekiyo Shinkokusho) (the “Written Application for Tax Exemption”), together with certain documentary evidence.

Failure to comply with such requirements described above (including the case where the Interest Recipient Information is not duly communicated as required under the Act) will result in the withholding by Mizuho Financial Group of income tax at the rate of 15.315% of the amount of such interest.

(2)	If the recipient of interest on the Notes is an individual non-resident of Japan or a non-Japanese corporation having a permanent establishment within Japan and the receipt of interest is attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, such interest will not be subject to a 15.315% withholding tax by Mizuho Financial Group, if the recipient provides the Interest Recipient Information or submits the Written Application for Tax Exemption as set out in paragraph 1.1(1) above.

Failure to do so will result in the withholding by Mizuho Financial Group of income tax at the rate of 15.315% of the amount of such interest. The amount of such interest will be subject to regular income tax or corporate tax, as appropriate.

(3)	Notwithstanding paragraphs 1.1(1) and (2) above, if an individual non-resident of Japan or a non-Japanese corporation mentioned above is a person who has a special relationship with Mizuho Financial Group (that is, in general terms, a person who directly or indirectly controls or is directly or indirectly controlled by, or is under direct or indirect common control with, Mizuho Financial Group) within the meaning prescribed by the Cabinet Order under Article 6, Paragraph 4 of the Special Taxation Measures Act (such person is referred to as a “specially-related person of Mizuho Financial Group”) as of the beginning of the fiscal year of Mizuho Financial Group in which the relevant interest payment date falls, the exemption from Japanese withholding tax on interest mentioned above will not apply, and income tax at the rate of 15.315% of the amount of such interest will be withheld by Mizuho Financial Group. If such individual non-resident of Japan or non-Japanese corporation has a permanent establishment within Japan, regular income tax or corporate tax, as appropriate, collected otherwise by way of withholding, could apply to such interest under Japanese tax law.

(4)	If an individual non-resident of Japan or a non-Japanese corporation (regardless of whether it is a specially-related person of Mizuho Financial Group) is subject to Japanese withholding tax with respect to interest on the Notes under Japanese tax law, a reduced rate of withholding tax or exemption from such withholding tax may be available under the relevant income tax treaty between Japan and the country of tax residence of such individual non-resident of Japan or non-Japanese corporation. As of the date of this document, Japan has income tax treaties, conventions or agreements whereby the above-mentioned withholding tax rate is reduced, generally to 10% with, inter alia, Australia, Austria, Belgium, Canada, Denmark, Finland, France, Hong Kong, Ireland, Italy, Luxembourg, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Switzerland and the United States of America. Under the tax treaties between Japan and the United Kingdom, Germany or Sweden, interest paid to qualified United Kingdom, German or Swedish residents is generally exempt from Japanese withholding tax. Japan, the United States of America and Austria have also signed an amendment to the existing tax treaty generally exempting interest from Japanese withholding tax; however, this amending protocol has not yet entered into force. Under the current income tax treaty between Japan and the United States of America, certain limited categories of qualified United States residents receiving interest on the Notes may, subject to compliance with certain procedural requirements under Japanese law, be fully exempt from Japanese withholding tax for interest on the Notes. Under the income tax treaties with France, Australia, the Netherlands and Switzerland, similar exemptions to those provided in the current income tax treaty between Japan and the United States of America will be available (provided that no exemption will apply to pension funds in the case of Australia). In order to enjoy such reduced rate of, or exemption from, Japanese withholding tax under any applicable income tax treaty, individual non-residents of Japan or non-Japanese corporations which are entitled, under any applicable income tax treaty, to a reduced rate of, or exemption from, Japanese withholding tax on payment of interest by Mizuho Financial Group are required to submit an Application Form for Income Tax Convention regarding Relief from Japanese Income Tax and Special Income Tax for Reconstruction on Interest (as well as any other required forms and documents) in advance through Mizuho Financial Group to the relevant tax authority before payment of interest.

(5)	Under the Act, (a) if an individual non-resident of Japan or a non-Japanese corporation that is a beneficial owner of the Notes becomes a specially-related person of Mizuho Financial Group, or an individual non-resident of Japan or a non-Japanese corporation that is a specially-related person of Mizuho Financial Group becomes a beneficial owner of the Notes, and (b) if such Notes are held through a Participant, then such individual non-resident of Japan or non-Japanese corporation should notify the Participant of such change in status by the immediately following interest payment date of the Notes. As described in paragraph 1.1(3) above, as the status of such individual non-resident of Japan or non-Japanese corporation as a specially-related person of Mizuho Financial Group for Japanese withholding tax purposes is determined based on the status as of the beginning of the fiscal year of Mizuho Financial Group in which the relevant interest payment date falls, such individual non-resident of Japan or non-Japanese corporation should, by such notification, identify and advise the Participant of the specific interest payment date on which Japanese withholding tax starts to apply with respect to such individual non-resident of Japan or non-Japanese corporation as being a specially-related person of Mizuho Financial Group.

1.2.	Redemption Gain

(1)	If the recipient of the Redemption Gain is an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan or having a permanent establishment within Japan but where the receipt of such Redemption Gain is not attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, no income tax or corporate tax is payable by way of withholding or otherwise with respect to such Redemption Gain.

(2)	If the recipient of the Redemption Gain is an individual non-resident of Japan or a non-Japanese corporation having a permanent establishment within Japan and the receipt of such Redemption Gain is attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, such Redemption Gain will not be subject to any withholding tax but will be subject to regular income tax or corporate tax, as appropriate.

(3)	Notwithstanding paragraphs 1.2(1) and (2) above, if an individual non-resident of Japan or a non-Japanese corporation mentioned above is a specially-related person of Mizuho Financial Group as of the beginning of the fiscal year of Mizuho Financial Group in which such individual non-resident of Japan or non-Japanese corporation acquired such Notes, the Redemption Gain will not be subject to withholding tax but will be subject to regular income tax or corporate tax, as appropriate, under Japanese tax law, regardless of whether such individual non-resident of Japan or non-Japanese corporation has a permanent establishment within Japan; provided that exemption may be available under the relevant income tax treaty.

2.	Resident Investors

If the recipient of interest on the Notes is an individual resident of Japan or a Japanese corporation for Japanese tax purposes, as described below, regardless of whether such recipient is a specially-related person of Mizuho Financial Group, in addition to any applicable local tax, income tax will be withheld at the rate of 15.315% of the amount of such interest, if such interest is paid to an individual resident of Japan or a Japanese corporation (except for (i) a Designated Financial Institution (as defined below) which complies with the requirement for tax exemption under Article 6, Paragraph 9 of the Special Taxation Measures Act or (ii) a Public Corporation (as defined below) or a Specified Financial Institution (as defined below) to which such interest is paid through the Japanese Custodian (as defined below) in compliance with the requirement for tax exemption under Article 3-3, Paragraph 6 of the Special Taxation Measures Act). In addition to the withholding tax consequences upon resident investors as explained in this section 2, resident investors should consult their own tax advisors regarding their regular income tax or corporate tax consequences other than by way of withholding, bearing in mind, especially for individual residents of Japan, the change to the taxation regime of Notes that took effect on January 1, 2016.

2.1.	Interest

(1)	If an individual resident of Japan or a Japanese corporation (other than a Specified Financial Institution (as defined below) or a Public Corporation (as defined below), who complies with the requirement as referred to in paragraph 2.1(2) below) receives payments of interest on the Notes through certain Japanese payment handling agents as defined in Article 2-2 Paragraph 2 of the Cabinet Order (each a “Japanese Payment Handling Agent”), income tax at the rate of 15.315% of the amount of such interest will be withheld by the Japanese Payment Handling Agent rather than by Mizuho Financial Group. As Mizuho Financial Group is not in a position to know in advance the recipient’s status, the recipient of interest falling within this category should inform Mizuho Financial Group through a Paying Agent of its status in a timely manner. Failure to so inform may result in double withholding.

(2)	If the recipient of interest on the Notes is a Japanese public corporation or a Japanese public-interest corporation designated by the relevant law (kokyohojin tou) (a “Public Corporation”) or a Japanese bank, a Japanese insurance company, a Japanese financial instruments business operator or other Japanese financial institution falling under certain categories prescribed by the relevant Cabinet Order under Article 3-3, Paragraph 6 of the Special Taxation Measures Act (each, a “Specified Financial Institution”) that keeps its Notes deposited with, and receives the interest through, a Japanese Payment Handling Agent with custody of the Notes (the “Japanese Custodian”) and such recipient submits through such Japanese Custodian to the competent tax authority the report prescribed by the Act, no withholding tax is levied on such interest. However, since Mizuho Financial Group is not in a position to know in advance the recipient’s such tax exemption status, the recipient of interest falling within this category should inform Mizuho Financial Group through a Paying Agent of its status in a timely manner. Failure to so notify Mizuho Financial Group may result in the withholding by Mizuho Financial Group of a 15.315% income tax.

(3)	If an individual resident of Japan or a Japanese corporation (except for a Designated Financial Institution (as defined below) which complies with the requirements described in paragraph 2.1(4) below) receives interest on the Notes not through a Japanese Payment Handling Agent, income tax at the rate of 15.315% of the amount of such interest will be withheld by Mizuho Financial Group.

(4)	If a Japanese bank, Japanese insurance company, Japanese financial instruments business operator or other Japanese financial institution falling under certain categories prescribed by the Cabinet Order under Article 6, Paragraph 9 of the Special Taxation Measures Act (each, a “Designated Financial Institution”) receives interest on the Notes not through a Japanese Payment Handling Agent and such recipient complies with the requirement, inter alia, to provide the Interest Recipient Information or to submit the Written Application for Tax Exemption as referred to in paragraph 1.1(1) above, no withholding tax will be imposed.

2.2.	Redemption Gain

If the recipient of the Redemption Gain is an individual resident of Japan or a Japanese corporation, such Redemption Gain will not be subject to any withholding tax.

3.	Special Additional Tax for Reconstruction from the Great East Japan Earthquake

Due to the imposition of a special additional withholding tax of 0.315% (or 2.1% of 15%) to secure funds for reconstruction from the Great East Japan Earthquake, the withholding tax rate has been effectively increased to 15.315% during the period beginning on January 1, 2013 and ending on December 31, 2037. There will also be certain special additional tax imposed upon regular income tax due other than by way of withholding for individual non-residents of Japan, as referred to in the foregoing descriptions, for the period mentioned above.

United States Taxation

The following is a summary of certain U.S. federal income tax consequences, as of the date of this prospectus supplement, of the purchase, ownership and disposition of the Notes by a U.S. holder (as defined below). Unless otherwise stated, this summary deals only with Notes held as capital assets by persons who purchase the Notes upon original issuance at their initial offering price.

As used herein, a “U.S. holder” means a beneficial owner of the Notes that is for U.S. federal income tax purposes any of the following:

•	an individual citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:

•	a dealer in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt organization;

•	an insurance company;

•	a person holding the Notes as part of a hedging, integrated or conversion transaction or a straddle;

•	a trader in securities that has elected the mark-to-market method of accounting for your securities;

•	a person liable for alternative minimum tax;

•	a partnership or other pass-through entity for U.S. federal income tax purposes (or an investor in such an entity); or

•	a U.S. holder whose “functional currency” is not the U.S. dollar.

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below.

If an entity treated as a partnership for U.S. federal income tax purposes holds Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership for U.S. federal income tax purposes that holds Notes, you should consult your tax advisors.

This summary does not represent a detailed description of the U.S. federal income tax consequences to you in light of your particular circumstances and does not address the Medicare tax on net investment income or the effects of any state, local or non-United States tax laws. It is not intended to be, and should not be construed to be, legal or tax advice to any particular purchaser of Notes. If you are considering the purchase of Notes, you should consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of the Notes, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Interest

Interest on the Notes generally will be taxable to you as ordinary income at the time it is received or accrued, depending on your method of accounting for U.S. federal income tax purposes.

In addition to interest payments on the Notes (which includes any Japanese tax withheld from the interest payments you receive), you will be required to include in income any additional amounts paid in respect of such Japanese tax withheld. You may be entitled to deduct or credit this tax, subject to certain limitations (including that the election to deduct or credit foreign taxes applies to all of your foreign taxes for a particular tax year). Any interest income (including any additional amounts) on a Note generally will be considered foreign source income and, for purposes of the United States foreign tax credit, generally will be considered passive category income. You will generally be denied a foreign tax credit for foreign taxes imposed with respect to the Notes where you have not held your Notes for at least 16 days during the 31-day period beginning on the date that is 15 days before the date on which the right to receive payment arises and during which you are not protected from risk of loss. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisor regarding the availability of the foreign tax credit under your particular circumstances.

Sale, Exchange or Other Disposition of Notes

Upon the sale, exchange or other taxable disposition of a Note, you generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or other disposition (less an amount equal to any accrued and unpaid interest, which will be taxable as interest income for U.S. federal income tax purposes to the extent not previously included in income) and the tax basis of the Note. Your tax basis in a Note will, in general, be your cost for that Note. Any gain or loss generally will be capital gain or loss. Gain or loss realized by you on the sale, exchange or other taxable disposition of a Note will generally be treated as United States source gain or loss. Capital gains of non-corporate U.S. holders (including individuals) derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to payments of interest on the Notes and to the proceeds of the sale or other disposition (including a retirement or redemption) of a Note paid to you (unless, in each case, you are an exempt recipient). Backup withholding may apply to such payments if you fail to provide a taxpayer identification number or a certification that you are not subject to backup withholding or if you fail to report in full dividend and interest income.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

Foreign Financial Asset Reporting

Certain U.S. holders are required to report information relating to an interest in the Notes, subject to certain exceptions (including an exception for Notes held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold an interest in the Notes. You are urged to consult your own tax advisors regarding information reporting requirements relating to your ownership of the Notes.

CERTAIN ERISA CONSIDERATIONS

The U.S. Employee Retirement Income Security Act of 1974, as amended, or ERISA, imposes certain requirements on “employee benefit plans” (as defined in Section 3(3) of ERISA) which are subject to Title I of ERISA, including entities (including collective investment funds and separate accounts) whose underlying assets are deemed to include the assets of such plans, or collectively, ERISA Plans, and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to, among other requirements, ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan. The prudence of a particular investment must be determined by the responsible fiduciary of an ERISA Plan by taking into account the ERISA Plan’s particular circumstances and all of the facts and circumstances of the investment including, but not limited to, the matters discussed above under “Risk Factors” and the fact that in the future there may be no market in which such fiduciary will be able to sell or otherwise dispose of the Notes.

Section 406 of ERISA and Section 4975 of the U.S. Internal Revenue Code of 1986, as amended, or the Code, prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans and arrangements that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts, or together with ERISA Plans, Plans) and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and/or Section 4975 of the Code. In addition, a fiduciary of the Plan who engaged in such non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code may arise if Notes are acquired with the assets of a Plan with respect to which the Issuer, the underwriters or any of their respective affiliates, is a party in interest or disqualified person. Certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may be applicable, however, depending in part on the type of Plan fiduciary making the decision to acquire the Notes and the circumstances under which such decision is made. Included among these exemptions are Prohibited Transaction Class Exemption, or PTCE, 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 95-60 (relating to investments by insurance company general accounts), and PTCE 96-23 (relating to transactions effected by in-house asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more, and receives no less, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the transaction (the so-called “service provider exemption”). Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Plans considering acquiring and/or holding the Notes in reliance of these or any other exemption should carefully review the exemption to assure it is applicable. There can be no assurance that any of these exemptions or any other administrative or statutory exemption will be available with respect to any particular transaction involving the Notes.

Any insurance company proposing to invest assets of its general account in the Notes should consider the extent to which such investment would be subject to the requirements of Title I of ERISA and Section 4975 of the Code in light of the U.S. Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993) and Section 401(c) of ERISA. Such an insurance company should consider (i) the exemptive relief granted by the U.S. Department of Labor for transactions involving insurance company general accounts in PTCE 95-60 and (ii) if such exemptive relief is not available, whether its acquisition of Notes or any interest therein will not require an exemption because the assets used for such acquisition are not subject to Title I of ERISA or Section 4975 of the Code. The final regulations provide guidance on which assets held by an insurance company constitute “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code.

Governmental plans (within the meaning of Section 3(32) of ERISA), certain church plans (within the meaning of Section 3(33) of ERISA) and non-U.S. plans, accounts, funds or programs (collectively referred to as Non-ERISA Plans), while not subject to the fiduciary responsibility provisions of Title I of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to other federal, state, local, or other laws or regulations that are substantially similar to the foregoing provisions of Title I of ERISA and Section 4975 of the Code, which we refer to as Similar Laws.

By its acquisition of the Notes (or any interest therein), each purchaser and subsequent transferee thereof will be deemed to have represented and warranted, on each day from the date on which such purchaser or transferee, as applicable, acquires its interest in such Notes through and including the date on which such purchaser or transferee, as applicable, disposes of its interest in such Notes, either that (a) it is not acquiring or holding the Notes or any interest therein with the assets of a Plan or a Non-ERISA Plan that is subject to Similar Law or (b) its acquisition, holding and disposition of the Notes (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Law.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the Notes on behalf of, or with the assets of, any Plan or Non-ERISA Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the Notes.

Each purchaser and holder of Notes will have exclusive responsibility for ensuring that its purchase and holding of the Notes does not violate the fiduciary or prohibited transaction rules of ERISA or the Code or the provisions of any applicable Similar Law. Nothing herein shall be construed as a representation that an investment in the Notes would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Plans generally or any particular Plan or Non-ERISA Plan.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions set forth in an underwriting agreement dated             , 2017, between us and the underwriters named below, for whom Mizuho Securities USA Inc., Goldman, Sachs & Co. and J.P. Morgan Securities LLC are acting as the representatives, the underwriters have severally, and not jointly, agreed to purchase, and we have agreed to sell to the underwriters, the respective principal amounts of the Notes listed opposite their names below.

Underwriters	Principal Amount of Fixed Rate Notes	Principal Amount of Floating Rate Notes
Mizuho Securities USA Inc.	$	$
Goldman, Sachs & Co.
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Citigroup Global Markets Inc.
HSBC Securities (USA) Inc.

Total	$	$

The underwriters are entitled to be released and discharged from their obligations under, and to terminate, the underwriting agreement in certain circumstances prior to paying us for the Notes. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased. The underwriters are offering the Notes subject to their acceptance of the Notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Notes are subject to approval of certain legal matters by their counsel and to certain other conditions.

The underwriting agreement provides that we will indemnify the underwriters and their affiliates against specified liabilities, including liabilities under the Securities Act, in connection with the offer and sale of the Notes, and will contribute to payments the underwriters and their affiliates may be required to make in respect of those liabilities.

Commissions

The underwriters have advised us that they propose initially to offer each series of the Notes at the public offering prices listed on the cover page of this prospectus supplement. After the initial offering, the public offering prices, concessions or any other term of the offering may be changed. The underwriters have agreed to purchase each series of the Notes from us at the public offering price, and we have agreed to pay the underwriters a fee of         % of the principal amount of the Fixed Rate Notes and a fee of         % of the principal amount of the Floating Rate Notes.

The estimated expenses, not including the underwriting commissions, in connection with the offer and sale of the Notes payable by us include the following:

Securities and Exchange Commission registration fee	$
Legal fees and expenses
Accounting fees and expenses
Trustee, registrar and paying agent fees and expenses
Miscellaneous

Total	$

We have agreed to reimburse the underwriters for certain legal expenses in connection with this offering. The underwriters have agreed to reimburse us for certain documentation-related expenses incurred in connection with this offering.

New Issue of the Notes

The Notes are a new issue of securities with no established trading market. We intend to apply for the listing of the Notes on the SGX-ST. The underwriters have advised us that they presently intend to make a market in the Notes after completion of this offering. Mizuho Securities USA Inc. may use this prospectus supplement and the accompanying prospectus in connection with such market-making activity. Such market making activity will be subject to the limits imposed by applicable laws. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. Broker-dealers subject to prospectus delivery requirements may be unable to engage in market-making transactions during certain periods of the year. We cannot assure the liquidity of the trading market for the Notes. If an active trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial public offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors. See “Risk Factors—Risks Relating to the Notes—There is no prior market for the Notes, and the Notes may have limited liquidity.”

Settlement

We expect that delivery of the Notes will be made to investors on or about             , 2017, which will be the 4th New York business day following the date of this prospectus supplement (such settlement being referred to as “T+4”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the delivery of the Notes hereunder will be required, by virtue of the fact that the Notes initially settle in T+4, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

No Sales of Similar Securities

During the period commencing on the date hereof and ending the closing date of this offering, we have agreed that we will not, without first obtaining the prior written consent from the representatives of the underwriters, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise transfer or dispose of, any other U.S. dollar-denominated senior debt securities of ours, except for the Notes sold to the underwriters pursuant to the underwriting agreement.

Price Stabilization and Short Positions

In connection with the offering, the underwriters and/or any person acting on behalf thereof may purchase and sell the Notes in the open market and engage in other transactions, subject to applicable laws and regulations. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters and/or any person acting on behalf thereof of a greater principal amount of the Notes than they are required to purchase from us in the offering. Stabilizing transactions consist of bids or purchases by the underwriters and/or any person acting on behalf thereof for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. These transactions may also include stabilizing transactions by the underwriters and/or any person acting on behalf thereof for the accounts of the underwriters.

In addition, the underwriters may impose a penalty bid. A penalty bid is an arrangement that permits the underwriters and/or any person acting on behalf thereof to reclaim a selling concession from a syndicate member in connection with the offering when the Notes originally sold by the syndicate member are purchased in syndicate covering transactions.

These activities may stabilize, maintain or otherwise affect the market prices of the Notes. As a result, the price of the Notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking and commercial banking services for us or our subsidiaries and affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities), financial instruments (including bank loans), assets, currencies and commodities for their own account and for the accounts of their customers, and such investment and securities activities may involve securities, instruments or assets of ours or related to our business, which, for the avoidance of doubt, includes Mizuho Financial Group or its subsidiaries and affiliates. If any of the underwriters and their respective affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and may publish or express independent research views in respect of such securities or instruments or in respect of assets, currencies or commodities that may be related to our business, and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities, instruments, assets, currencies or commodities.

Conflicts of Interest

Mizuho Securities USA Inc. is an affiliate of ours and, as a result, has a “conflict of interest” under Rule 5121. Consequently, this offering is being conducted in compliance with the provisions of Rule 5121. Because this offering is of notes that are rated investment grade, pursuant to Rule 5121, the appointment of a “qualified independent underwriter” is not necessary. Mizuho Securities USA Inc. will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Selling Restrictions in Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act and are subject to the Special Taxation Measures Act. Each of the underwriters has represented and agreed that (i) it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell, Notes in Japan or to, or for the benefit of, any person resident in Japan for Japanese securities law purposes (including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and government guidelines of Japan; and (ii) it has not, directly or indirectly, offered or sold and will not, as part of its distribution by the underwriters pursuant to the underwriting agreement dated the date hereof at any time, directly or indirectly offer or sell Notes to, or for the benefit of, any person other than a beneficial owner that is (a) for Japanese tax purposes, neither (x) an individual resident of

Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with us as described in Article 6, Paragraph 4 of the Special Taxation Measures Act or (b) a Japanese financial institution, designated in Article 6, Paragraph 9 of the Special Taxation Measures Act. Notwithstanding the restriction set forth in (ii) above, pursuant to the Special Taxation Measures Act, Mizuho Securities USA Inc., a specially-related person of ours and acting in its capacity as an underwriter, will be permitted to acquire or purchase, as part of the distribution of the Notes, the remainder of the Notes from any of the other underwriters, where such other underwriter has failed to sell to subsequent purchasers all of the Notes that it acquired or purchased from us in its capacity as an underwriter.

Notice to Prospective Investors in Canada

The Notes may be sold only to purchasers in the provinces of Alberta, British Columbia, Nova Scotia, Ontario, Québec and Saskatchewan purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus and registration requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

We and the underwriters hereby notify prospective Canadian purchasers that:

(a)	we may be required to provide personal information pertaining to the purchaser as required to be disclosed in Schedule I of Form 45-106F1 under NI 45-106 (including its name, address, e-mail address, telephone number and the aggregate purchase price of any Notes purchased) (“personal information”), which Form 45-106F1 may be required to be filed by us under NI 45-106;

(b)	such personal information may be delivered to the securities regulatory authority or regulator in the purchaser’s local jurisdiction(s) (the “Regulator”) where the Form 45-106F1 is filed in accordance with NI 45-106;

(c)	such personal information is collected indirectly by the Regulator under the authority granted to it in securities legislation;

(d)	such personal information is collected for the purposes of the administration and enforcement of the securities legislation of the purchaser’s local jurisdiction; and

(e)	the public official who can answer questions about the Regulator’s indirect collection of personal information is:

a.	in Alberta, FOIP Coordinator, the Alberta Securities Commission, Suite 600, 250 - 5th Street SW, Calgary, Alberta T2P 0R4, Telephone: (403) 297-6454, Toll free in Canada: 1-877-355-0585, Fax: (403)297-2082;

b.	in British Columbia, FOI Inquiries, British Columbia Securities Commission, P.O. Box 10142, Pacific Centre, 701 West Georgia Street, Vancouver, British Columbia V7Y 1L2, Inquiries: (604) 899-6581, Toll free in Canada: 1-800-373-6393, Fax: (604)899-6581, E-mail: FOI-privacy@bcsc.bc.ca;

c.	in Nova Scotia, the Executive Director, Nova Scotia Securities Commission, Suite 400, 5251 Duke Street, Duke Tower, P.O. Box 458, Halifax, Nova Scotia B3J 2P8, Telephone: (902) 424-7768, Fax: (902)424-4625;

d.	in Ontario, the Inquiries Officer, Ontario Securities Commission, 20 Queen Street West, 22nd Floor, Toronto, Ontario M5H 3S8, Telephone: (416) 593-8314, Toll free in Canada: 1-877-785-1555, Fax: (416)593-8122, Email: exemptmarketfilings@osc.gov.on.ca;

e.	in Québec, the Secrétaire Générale, Autorité des marchés financiers, 800, Square Victoria, 22e étage, C.P. 246, Tour de la Bourse, Montréal, Québec H4Z 1G3, Telephone: (514) 395-0337 or 1-877-525-0337, Fax: (514)864-6381, Email: financementdessocietes@lautorite.qc.ca (For corporate finance issuers), fonds_dinvestissement@lautorite.qc.ca (For investment fund issuers); and

f.	in Saskatchewan, the Director, Financial and Consumer Affairs Authority of Saskatchewan, Suite 601-1919 Saskatchewan Drive, Regina, Saskatchewan S4P 4H2, Telephone: (306) 787-5842, Fax: (306)787-5899.

Prospective Canadian purchasers that purchase Notes in this offering will be deemed to have authorized the indirect collection of the personal information by the Regulator, and to have acknowledged and consented to its name, address, e-mail address, telephone number and other specified information, including the aggregate purchase price paid by the purchaser, being disclosed to other Canadian securities regulatory authorities, and to have acknowledged that such information may become available to the public in accordance with requirements of applicable Canadian laws.

Upon receipt of this document, each Canadian purchaser hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque acheteur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Notice Concerning the European Economic Area

This prospectus supplement has been prepared on the basis that all offers of the Notes will be made pursuant to an exemption under Prospectus Directive 2003/71/EC (and any amendments thereto) as implemented in member states of the European Economic Area (the “EEA”) from the requirement to produce a prospectus for offers of the Notes. Accordingly, any person making or intending to make any offer within the EEA of Notes which are the subject of the offering contemplated in this prospectus supplement should only do so in circumstances in which no obligation arises for us, or any of the underwriters to produce a prospectus for such offers. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of the Notes through any financial intermediary, other than offers made by the underwriters which constitute the final placement of the Notes contemplated in this prospectus supplement. This prospectus supplement is not a prospectus for the purpose of Prospectus Directive 2003/71/EC, as amended.

Notice to Prospective Investors in the United Kingdom

In the United Kingdom, this prospectus supplement is being distributed only to and is directed only at (i) persons who have professional experience in matters relating to investments falling within Article 19(5) of the

Financial Promotion Order or (ii) high net worth entities falling within Article 49(2)(a) to (e) of the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in the Netherlands

The Notes are not and may not be offered in the Netherlands other than to persons or entities which are qualified investors (gekwalificeerde beleggers) within the meaning of Section 1:1 of the Dutch Financial Supervision Act (Wet op het financieel toezicht) (which implements the definition of “qualified investors” in the Prospectus Directive (Directive 2003/71/EC)).

Notice to Prospective Investors in Hong Kong

This prospectus supplement has not been approved by or registered with the Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. The Notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Notes which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or in the underwriters’ possession for the purposes of this offering or will be issued or in the underwriters’ possession for the purposes of this offering in Hong Kong or elsewhere other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, may not be circulated or distributed, nor may the Notes be offered or sold, or made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under exemptions provided in the Securities and Futures Act, Chapter 289 of Singapore, or SFA for offers made (i) to an institutional investor (as defined in Section 4A of the SFA) under Section 274 of the SFA and in accordance with the conditions specified in Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in

Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor (as defined in Section 4A of the SFA) or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

By accepting this prospectus supplement and (where applicable) the Notes, the person into whose possession this prospectus supplement comes agree to be bound by the limitations and restrictions set out above. The offer or intended offer or sale, or invitation for subscription or purchase, of the Notes does not relate to a collective investment scheme which is authorized under Section 286 of the SFA or recognized under Section 287 of the SFA.

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Notes described herein. The Notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither this prospectus supplement nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Notes or us have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of the Notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of the Notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Notes.

EXPERTS

Our consolidated financial statements appearing in our annual report on Form 20-F for the year ended March 31, 2016, and the effectiveness of our internal control over financial reporting as of March 31, 2016, have been audited by Ernst & Young ShinNihon LLC, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Ernst & Young ShinNihon LLC’s address is 2-2-3 Uchisaiwai-cho, Chiyoda-ku, Tokyo 100-0011, Japan.

LEGAL MATTERS

The validity of the Notes with respect to United States federal law and New York State law will be passed upon for us by Simpson Thacher & Bartlett LLP, our United States counsel, and for any underwriters, dealers or agents by Davis Polk & Wardwell LLP, United States counsel for them. Nagashima Ohno & Tsunematsu, our Japanese counsel, will pass upon certain legal matters as to Japanese law for us.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference:

•	our annual report on Form 20-F for the fiscal year ended March 31, 2016, filed on July 21, 2016 (File Number 001-33098);

•	our current report on Form 6-K, dated July 29, 2016, concerning our financial condition and results of operations, presented under Japanese GAAP, as of and for the three months ended June 30, 2016;

•	our current report on Form 6-K, dated August 12, 2016, containing certain information about our capital ratios as of June 30, 2016;

•	our current report on Form 6-K, dated November 14, 2016, concerning our financial condition and results of operations, presented under Japanese GAAP, as of and for the six months ended September 30, 2016;

•	our current report on Form 6-K, dated November 28, 2016, containing our unaudited interim consolidated financial statements under Japanese GAAP, as of and for the six months ended September 30, 2016;

•	our current report on Form 6-K, dated January 13, 2017, concerning our financial condition and results of operations, presented under U.S. GAAP, as of and for the six months ended September 30, 2016;

•	our current report on Form 6-K, dated January 26, 2017, concerning the revision of the comprehensive strategic business alliance among certain of our subsidiaries, Credit Saison Co., Ltd. and Qubitous Co., Ltd.;

•	our current report on Form 6-K, dated January 31, 2017, concerning certain changes in our directors and executive officers;

•	our current report on Form 6-K, dated January 31, 2017, concerning our financial condition and results of operations, presented under Japanese GAAP, as of and for the nine months ended December 31, 2016;

•	our current report on Form 6-K, dated February 14, 2017, containing certain information about our capital ratios as of December 31, 2016; and

•	our current report on Form 6-K, dated February 14, 2017, containing our unaudited interim consolidated financial statements under Japanese GAAP, as of and for the nine months ended December 31, 2016.

All subsequent reports filed by us pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus supplement. In addition, any Form 6-K subsequently submitted to the SEC specifying that it is being incorporated by reference into this prospectus supplement shall be deemed to be incorporated by reference. Documents incorporated by reference shall become a part of this prospectus supplement on the respective dates the documents are filed or furnished with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Upon written or oral request, we will provide without charge to each person to whom a copy of this prospectus supplement has been delivered, a copy of any document that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement. You may request a copy of these documents by writing or telephoning us at:

Mizuho Financial Group, Inc.

1-5-5 Otemachi, Chiyoda-ku

Tokyo 100-8176, Japan

Attention: Investor Relations Department

Telephone: +81-3-5224-2029

Fax: +81-3-5224-1058

Except as described above, no other information is incorporated by reference in this prospectus supplement, including, without limitation, information on our internet site at https://www.mizuho-fg.com.

RATIO OF EARNINGS TO FIXED CHARGES

	Fiscal years ended March 31,					Six months ended September 30, 2016
	2012	2013	2014	2015	2016
	(in millions of yen, except for ratios)
Excluding interest on deposits
Earnings:
Income before income tax expense	¥662,835	¥885,180	¥726,343	¥1,267,653	¥1,196,605	¥457,273
Less: Equity in earnings (losses) of equity method investees—net	10,807	(2,192)	27,975	17,502	28,969	16,726

Total earnings	¥652,028	¥887,372	¥698,368	¥1,250,151	¥1,167,636	¥440,547

Fixed charges:
Interest expense, excluding interest on deposits	284,819	288,798	268,425	262,206	281,806	152,531
Estimated interest component of net rental expense(1)	5,587	4,912	9,037	8,092	6,886	2,902

Total fixed charges	290,406	293,710	277,462	270,298	288,692	155,433

Total earnings, excluding fixed charges	¥942,434	¥1,181,082	¥975,830	¥1,520,449	¥1,456,328	¥595,980

Ratio of earnings to fixed charges, excluding interest on deposits	3.2	4.0	3.5	5.6	5.0	3.8

Including interest on deposits
Fixed charges, excluding interest on deposits	¥290,406	¥293,710	¥277,462	¥270,298	¥288,692	¥155,433
Add: Interest on deposits	131,140	124,053	133,140	149,776	213,601	116,237

Total fixed charges, including interest on deposits	¥421,546	¥417,763	¥410,602	¥420,074	¥502,293	¥271,670

Total earnings, excluding fixed charges	942,434	1,181,082	975,830	1,520,449	1,456,328	595,980
Add: Interest on deposits	131,140	124,053	133,140	149,776	213,601	116,237

Total earnings, excluding fixed changes and including interest on deposits	¥1,073,574	¥1,305,135	¥1,108,970	¥1,670,225	¥1,669,929	¥712,217

Ratio of earnings to fixed charges, including interest on deposits	2.5	3.1	2.7	4.0	3.3	2.6

Note:

(1)	The portion deemed representative of the interest factor.

PROSPECTUS

Mizuho Financial Group, Inc.

(incorporated in Japan)

Senior Debt Securities

Subordinated Debt Securities

We may offer, from time to time, in one or more offerings, senior debt securities or subordinated debt securities, which we collectively refer to as the “debt securities.”

We may offer and sell any combination of the debt securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of the debt securities and the general manner in which the debt securities will be offered. We will provide the specific terms of the debt securities in supplements to this prospectus. These prospectus supplements will also describe the specific manner in which the debt securities will be offered and may also supplement, update or amend information contained in this prospectus. Before you invest in any of the debt securities, you should read this prospectus and any applicable prospectus supplement, including documents incorporated by reference herein or therein.

The debt securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The supplements to this prospectus will provide the specific terms of the plan of distribution.

The applicable prospectus supplement will contain information, where applicable, as to any listing on any securities exchange of the debt securities covered by the prospectus supplement.

Investing in our securities involves risks. See “Item 3.D. Key Information—Risk Factors” in our most recent annual report on Form 20-F filed with the U.S. Securities and Exchange Commission (the “SEC”) and any additional risk factors included in the applicable prospectus supplement under the heading “Risk Factors.”

Neither the SEC nor any state securities commission has approved or disapproved of the debt securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 18, 2016.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the debt securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the debt securities that we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of the debt securities and the offering. The prospectus supplement may also add, update or change information contained in this prospectus. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or conflicts with, the information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus that we authorize to be delivered to you together with additional information described under the heading “Where You Can Find More Information” beginning on page 29 of this prospectus before purchasing any of our securities.

We have not authorized any other person to provide you with any information other than that contained or incorporated by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We are not responsible for, and can provide no assurance as to the accuracy of, any other information that any other person may give you. We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus or in any applicable prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you, including any information incorporated by reference herein or therein, is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

In this prospectus and any prospectus supplement, “MHFG,” “we,” “us,” and “our” refer to Mizuho Financial Group, Inc. and, unless the context indicates otherwise, its consolidated subsidiaries. “Mizuho Financial Group” refers to Mizuho Financial Group, Inc. Furthermore, unless the context indicates otherwise, these references are intended to refer to us as if we had been in existence in our current form for all periods referred to herein.

Our primary financial statements for SEC reporting purposes are prepared on an annual and semi-annual basis in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), while our financial statements for reporting in our jurisdiction of incorporation and Japanese bank regulatory purposes are prepared in accordance with accounting principles generally accepted in Japan (“Japanese GAAP”). Unless otherwise specified, for purposes of this prospectus, we have presented our financial information in accordance with U.S. GAAP. Unless otherwise stated or otherwise required by the context, all amounts in our financial statements are expressed in yen.

There are certain differences between U.S. GAAP and Japanese GAAP. For a description of certain differences between U.S. GAAP and Japanese GAAP, see “Item 5. Operating and Financial Review and Prospects—Reconciliation with Japanese GAAP” in our most recent annual report on Form 20-F filed with the SEC. You should consult your own professional advisers for a more complete understanding of the differences between U.S. GAAP, Japanese GAAP and the generally accepted accounting principles of other countries and how those differences might affect the financial information contained or incorporated by reference in this prospectus or the accompanying prospectus.

Financial information for us contained or incorporated by reference herein or in any prospectus supplement is presented in accordance with U.S. GAAP or Japanese GAAP, as specified herein or in such prospectus supplement or in the relevant document being incorporated by reference herein or therein. See “Where You Can Find More Information—Incorporation by Reference” for a list of documents being incorporated by reference herein.

In this prospectus and any prospectus supplement, references to “U.S. dollars,” “dollars” and “$” refer to the lawful currency of the United States and those to “yen” and “¥” refer to the lawful currency of Japan. This prospectus or any prospectus supplement or the documents incorporated by reference herein or therein may contain a translation of certain Japanese yen amounts into U.S. dollars for your convenience. However, these translations should not be construed as representations that such yen amounts have been, could have been or could be converted into dollars at the relevant rate or at all.

In this prospectus and any prospectus supplement, yen figures and percentages presented in accordance with U.S. GAAP have been rounded to the figures shown, and yen figures and percentages presented in accordance with Japanese GAAP have been truncated to the figures shown, except for figures based on managerial accounting, which are rounded, and, in each case, unless otherwise specified. However, in some cases, figures presented in tables have been adjusted to match the sum of the figures with the total amount, and such figures may also be referred to in the related text.

Our fiscal year end is March 31. References to years not specified as being fiscal years are to calendar years.

In this prospectus, all of our financial information is presented on a consolidated basis, unless we state otherwise.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the financial statements and other documents incorporated by reference in this prospectus contain in a number of places forward-looking statements regarding the intent, belief, current expectations and targets of our management with respect to our financial condition and future results of operations. These statements constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). In many cases, but not all, we use such words as “aim,” “anticipate,” “believe,” “endeavor,” “estimate,” “expect,” “intend,” “may,” “plan,” “probability,” “project,” “risk,” “seek,” “should,” “strive,” “target” and similar expressions in relation to us or our management to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements reflect our current views with respect to future events and are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results may vary materially from those we currently anticipate.

Our actual results or performance could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations, cash flows or financial condition. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

RISK FACTORS

Before making a decision to invest in our debt securities, you should carefully consider the risks described under “Risk Factors” in our most recent annual report on Form 20-F, in any updates to those risk factors in our reports on Form 6-K incorporated herein and in the applicable prospectus supplement, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges, presented in accordance with U.S. GAAP, for each of the periods indicated. You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus.

	Fiscal years ended March 31,
	2012	2013	2014	2015	2016
Ratio of earnings to fixed charges
Excluding interest on deposits	3.2	4.0	3.5	5.6	5.0
Including interest on deposits	2.5	3.1	2.7	4.0	3.3

The ratios of earnings to fixed charges are computed by dividing earnings by fixed charges. Earnings consist primarily of income before income tax expense, as adjusted for equity in earnings (losses) of equity method investees—net and for fixed charges. Fixed charges consist primarily of interest expense on deposits, long-term debt, short-term borrowings and trading account liabilities and the portion deemed representative of the interest factor of net rental expense. For the figures used to calculate the ratios, see Exhibit 12.1 to the registration statement of which this prospectus is a part.

MIZUHO FINANCIAL GROUP, INC.

We are a joint stock corporation with limited liability under the laws of Japan. We engage in banking, trust banking, securities and other businesses related to financial services. For further information, see “Item 4. Information on the Company” in our most recent annual report on Form 20-F filed with the SEC.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization and indebtedness as of March 31, 2016 presented in accordance with U.S. GAAP. You should read this table in conjunction with the consolidated financial statements and related notes incorporated by reference in this prospectus.

As of March 31, 2016
(Millions of yen)
Indebtedness:
Short-term borrowings	¥28,746,269
Long-term debt:
Obligations under capital leases	37,811
Loan participation borrowings	64,524
Senior borrowings and bonds	11,581,024
Subordinated borrowings and bonds	3,087,563

Total long-term debt	14,770,922

Total indebtedness	43,517,191

Equity:
MHFG shareholders’ equity:
Preferred stock	98,924
Common stock—no par value, 48,000,000,000 shares authorized, 25,030,525,657 shares issued	5,703,144
Retained earnings	746,785
Accumulated other comprehensive income, net of tax	1,469,308
Less: Treasury stock, at cost—Common stock 10,929,211 shares	(3,610)
Total MHFG shareholders’ equity	8,014,551

Noncontrolling interests	168,640

Total equity	8,183,191

Total capitalization and indebtedness	¥51,700,382

USE OF PROCEEDS

The net proceeds from our sale of the debt securities and the use of these proceeds will be described in an applicable prospectus supplement or free writing prospectus.

DESCRIPTION OF THE DEBT SECURITIES

The following is a summary of certain general terms and provisions of the senior and subordinated debt securities (collectively, the “debt securities”) that we may offer under this prospectus. The specific terms and provisions of a particular series of debt securities to be offered, and the extent, if any, to which the general terms and provisions summarized below apply to such securities, will be described in an applicable prospectus supplement or free writing prospectus that we authorize to be delivered in connection with such offering. If there is any inconsistency between the general terms and provisions presented here and those in the applicable prospectus supplement or free writing prospectus, those in the applicable prospectus supplement or free writing prospectus will apply.

Because this section is a summary, it does not describe every aspect of the debt securities. It is qualified in its entirety by the provisions of the senior and subordinated indentures (as described below) and the senior and subordinated debt securities, forms of which have been filed as exhibits to the registration statement of which this prospectus is part. You should refer to those documents for additional information.

General

We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into upon the initial issuance of senior debt securities between us and The Bank of New York Mellon, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into upon the initial issuance of subordinated debt securities between us and The Bank of New York Mellon, which we refer to as the subordinated trustee. Subordinated debt securities may be issued with or without a fixed maturity date. The senior indenture and the subordinated indenture are sometimes referred to in this prospectus collectively as the “indentures” and each, individually, as an “indenture,” and the senior trustee and the subordinated trustee are sometimes referred to in this prospectus as the “trustee.” The terms “senior indenture,” “subordinated indenture” and “indenture” as used herein may, depending on the context, refer to such indenture, as amended or supplemented.

The indentures will provide that we may issue debt securities up to an aggregate principal amount as we may authorize from time to time. Neither of the indentures will limit the amount of debt securities that we may issue thereunder, nor will they contain any limitations on the amount of other indebtedness or other liabilities that we or any of our subsidiaries may incur.

The senior debt securities of each series will constitute direct, unconditional, unsubordinated and unsecured obligations of Mizuho Financial Group and rank pari passu and without preference among themselves and with all other unsecured obligations, other than subordinated obligations, of Mizuho Financial Group (except for statutorily preferred exceptions) from time to time outstanding.

The subordinated debt securities of each series will constitute direct, subordinated and unsecured obligations of Mizuho Financial Group and rank pari passu and without preference among themselves. The nature and extent of the subordinated ranking of, and the other subordination provisions applicable to, a series of subordinated debt securities will be described in the applicable prospectus supplement or free writing prospectus relating to such series of subordinated debt securities.

Terms Specified in the Applicable Prospectus Supplement or Free Writing Prospectus

The applicable prospectus supplement or free writing prospectus will specify, if applicable, the following terms of and other information relating to a particular series of debt securities being offered. Such information may include:

•	The issue date of the debt securities;

•	The title and type of the debt securities;

•	The ranking of the debt securities, including subordination terms for subordinated debt securities;

•	The initial aggregate principal amount of the debt securities being issued and any limits on the total aggregate principal amount of such debt securities;

•	The issue price of the debt securities;

•	The denominations in which the debt securities will be issuable;

•	The currency in which the debt securities are denominated or in which principal, premium, if any, and interest, if any, is payable;

•	The date or dates on which the principal and premium, if any, of the debt securities is payable;

•	The rate or rates (which may be fixed or variable) at which the debt securities will bear interest, or the manner of calculating such rate or rates, if applicable, if different from the provisions set forth in this prospectus;

•	The date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates, and the basis upon which interest will be calculated;

•	If the amount of principal or any premium or interest on the debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined, to the extent permitted under applicable regulatory capital or other requirements of the Financial Services Agency of Japan, or the FSA, or other applicable regulatory authority;

•	The manner in which and the place or places where principal, premium, if any, and interest will be payable;

•	The right or requirement, if any, to extend the interest payment periods or defer or cancel the payment of interest and the duration and effect of that extension, deferral or cancellation;

•	Any other or different events of default, modification or elimination of any acceleration rights or covenants with respect to the debt securities of the series, if different from the provisions set forth in this prospectus, and the nature and extent of the subordinated ranking of, and the other subordination provisions applicable to, a series of subordinated debt securities and any terms required by or advisable under applicable laws or regulations or rating agency criteria, including laws and regulations relating to attributes required for the debt securities to qualify as capital or certain liabilities for regulatory, rating or other purposes;

•	Any conversion or exchange features of the debt securities;

•	The circumstances under which we will pay additional amounts on the debt securities for any tax, assessment or governmental charge withheld or deducted, if different from the provisions set forth in this prospectus;

•	The period or periods within which, the price or prices at which and the terms and conditions upon which debt securities may be repurchased, redeemed, repaid or prepaid in whole or in part, at our option;

•	The circumstances under which the holders of the debt securities may demand repayment of the debt securities prior to the stated maturity date and the terms and conditions thereof, to the extent permitted under applicable regulatory capital or other requirements of the FSA, or other applicable regulatory authority;

•	The identity of any agents for the debt securities, including trustees, depositaries, authenticating, calculating or paying agents, transfer agents or registrars of any series;

•	Any restrictions applicable to the offer, sale or delivery of the debt securities;

•	Any provisions for the discharge of our obligations relating to the debt securities, if different from the provisions set forth in this prospectus;

•	Material U.S. federal or Japanese tax considerations;

•	If the debt securities will be issued in other than book-entry form;

•	Any listing of the debt securities on a securities exchange;

•	The terms and conditions under which we will be able to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series, if different from the provisions set forth in this prospectus;

•	Any write-down, write-up, bail-in or other provisions applicable to a particular series of debt securities required by, relating to or in connection with, applicable regulatory capital or other requirements of the FSA, or other applicable regulatory authority; and

•	Any other specific terms or conditions applicable to a particular series of debt securities being offered, which shall not be inconsistent with the provisions of the relevant indenture.

The debt securities may be issued as original issue discount debt securities. Original issue discount debt securities bear no interest or bear interest at below-market rates and may be sold at a discount below their stated principal amount. The applicable prospectus supplement or free writing prospectus will contain information relating to any material income tax, accounting, and other special considerations applicable to such securities.

Fixed Rate Interest

Each series of fixed rate debt securities that may be issued will bear interest at the respective rate per annum set forth in the applicable prospectus supplement or free writing prospectus relating to the relevant series of fixed rate debt securities. Interest on the fixed rate debt securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months and rounding the resulting figure to the nearest cent (half a cent being rounded upwards). If any payment is due on the fixed rate debt securities on a day that is not a Business Day, such payment will be made on the date that is the next succeeding Business Day. Payments postponed to the next succeeding Business Day in this situation will be treated under the indentures as if they were made on the original due date. Postponement of this kind will not result in a default under the fixed rate debt securities or the indentures, and no interest will accrue on the postponed amount from the original due date to the next succeeding Business Day.

The term “Business Day” means, unless otherwise specified in the applicable prospectus supplement or free writing prospectus, a day which is not a day on which banking institutions in New York or Tokyo are authorized by law or regulation to close.

Floating Rate Interest

Each series of floating rate debt securities that may be issued will bear interest at the relevant floating interest rate, payable quarterly in arrears, as described in the applicable prospectus supplement or free writing prospectus with respect to the relevant series of floating rate debt securities (the “Floating Interest Rate”).

If any date on which interest is payable, other than the maturity date or any date fixed for redemption, would otherwise fall on a day that is not a Business Day, the interest payment date will be adjusted to be the next succeeding day that is a Business Day, except that if such day is in the next succeeding calendar month, the interest payment date will be adjusted to be the immediately preceding day that is a Business Day. In any case where the stated maturity date of floating rate debt securities or any date fixed for redemption is not a Business Day, the payment of interest and principal in respect of the floating rate debt securities will be made on the next succeeding day that is a Business Day, and no interest on such payment shall accrue due to such postponement for the period from and after the stated maturity date or such date fixed for redemption.

Each period beginning on (and including) an interest payment date (after any adjustments to make such date a Business Day) and ending on (but excluding) the next interest payment date (after any adjustments to make such date a Business Day) of floating rate debt securities is referred to as an “Interest Period.” For purposes of the first interest payment, the Interest Period will begin on (and include) the issue date of the floating rate debt securities. For purposes of the interest payment on the maturity date, the Interest Period will end on (and exclude) the stated maturity date of the floating rate debt securities.

The Floating Interest Rate for each Interest Period in respect of each series of floating rate debt securities will be determined by the calculation agent on the following basis:

(i)	The calculation agent for such series of floating rate debt securities will determine the rate for deposits in U.S. dollars for a period equal or comparable to the relevant Interest Period which appears on the display page designated LIBOR01 on the Reuters service (or any successor or such other page or service as may replace it for the purpose of displaying comparable rates to London interbank offered rates of major banks for U.S. dollar deposits) as of 11:00 a.m., London time, on the second London Banking Day before the first day of the relevant Interest Period (the “Interest Determination Date”). The term “London Banking Day” means a day on which commercial banks are open for business, including dealings in foreign exchange and foreign currency deposits, in London.

(ii)	If such rate does not appear on that page, the calculation agent will:

(A)	request the principal London office of each of four major banks selected by the calculation agent in the London interbank market to provide a quotation of the rate at which deposits in U.S. dollars are offered by it at approximately 11:00 a.m., London time, on the Interest Determination Date to prime banks in the London interbank market for a period equal or comparable to the relevant Interest Period and in an amount that is representative for a single transaction in that market at that time; and

(B)	determine the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, 0.000005 being rounded upwards) of such quotations if at least two such quotations are provided as requested.

(iii)	If fewer than two such quotations are provided as requested, the calculation agent will determine the arithmetic mean (rounded, if necessary as aforesaid) of the rates quoted by at least two major banks in New York, selected by the calculation agent, at approximately 11:00 a.m., New York City time, on the first day of the relevant Interest Period for loans in U.S. dollars to leading European banks for a period equal or comparable to the relevant Interest Period and in an amount that is representative for a single transaction in that market at that time.

The Floating Interest Rate for such Interest Period will be a per annum rate equal to the sum of the rate set forth in the applicable prospectus supplement or free writing prospectus relating to the relevant series of floating rate debt securities (such rate, the “Spread”) and the rate or the arithmetic mean, as the case may be, determined by one of the three methodologies described above; provided, however, that if the calculation agent is unable to determine a rate or an arithmetic mean, as the case may be, in accordance with the above provisions in relation to any Interest Period, the Floating Interest Rate applicable to the floating rate debt securities during such Interest Period will be a per annum rate equal to the sum of the Spread and the rate or the arithmetic mean, as the case may be, applicable in relation to the relevant series of floating rate debt securities in respect of the immediately preceding Interest Period.

The calculation agent will, as soon as practicable after the determination of the Floating Interest Rate for each Interest Period in respect of the floating rate debt securities, calculate the amount of interest (the “Interest Amount”) payable in respect of each floating rate debt security for such Interest Period. The Interest Amount will be calculated by applying the Floating Interest Rate for such Interest Period to the principal amount of such floating rate debt security, multiplying the product by the actual number of days in such Interest Period (the

“Number of Days”) divided by 360 and rounding the resulting figure to the nearest cent (half a cent being rounded upwards). The interest rate on the floating rate debt securities will in no event be lower than zero.

All determinations, calculations and quotations made or obtained for the purposes of calculating the Floating Interest Rate and the Interest Amount, whether by the calculation agent or the relevant banks in the London interbank market (or any of them) will, in the absence of gross negligence, willful misconduct or manifest error, be binding on Mizuho Financial Group, the calculation agent, the paying agent(s), the trustee, the relevant banks in the London interbank market and all holders of the floating rate debt securities.

The calculation agent will cause the Floating Interest Rate, the Number of Days, the Interest Amount for each Interest Period in respect of the floating rate debt securities and the relevant record date and interest payment date to be notified to Mizuho Financial Group and the trustee, and such information will be notified or published to the holders of the floating rate debt securities through DTC or through another reasonable manner as soon as possible after their determination. The interest payment date so notified or published may subsequently be amended.

Further Issuances

Mizuho Financial Group reserves the right, from time to time, without the consent of the holders of the debt securities of a particular series, to issue additional debt securities on terms and conditions identical to those of a series offered by this prospectus and the applicable prospectus supplement, which additional debt securities shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the debt securities of such series; provided however that Mizuho Financial Group shall not issue any further debt securities with the same CUSIP, ISIN or other identifying number as that series of debt securities unless such further debt securities will be treated as fungible with that series of debt securities for U.S. federal income tax purposes. Mizuho Financial Group may also, without the consent of the holders of the outstanding debt securities, issue other debt securities under the indentures as part of a separate series that have different terms from the debt securities offered hereby.

Payment of Additional Amounts

All payments of principal and interest in respect of the debt securities by Mizuho Financial Group shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments, levies or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any political subdivision of, or any authority in, or of, Japan having power to tax (“Japanese taxes”), unless such withholding or deduction is required by law. In that event, Mizuho Financial Group shall pay to the holder of each debt security such additional amounts (all such amounts being referred to herein as “additional amounts”) as may be necessary so that the net amounts received by it after such withholding or deduction shall equal the respective amounts which would have been receivable in respect of such debt security in the absence of such withholding or deduction.

However, no such additional amounts shall be payable in relation to any such withholding or deduction in respect of any payment on a debt security:

(i)	to or on behalf of a holder or beneficial owner of a debt security who is an individual non-resident of Japan or a non-Japanese corporation and is liable for such Japanese taxes in respect of such debt security by reason of its (a) having some connection with Japan other than the mere holding of such debt security, or (b) a person having a special relationship with Mizuho Financial Group (a “specially-related person of Mizuho Financial Group”) as described in Article 6, Paragraph 4 of the Special Taxation Measures Act of Japan (Act No. 26 of 1957, as amended; the “Special Taxation Measures Act”);

(ii)	to or on behalf of a holder or beneficial owner of a debt security (a) who would be exempt from any such withholding or deduction but who fails to comply with any applicable requirement to provide certification, information, documents or other evidence concerning its nationality, residence, identity or connection with Japan, including any requirement to provide interest recipient information (as defined below) or to submit a written application for tax exemption (as defined below) to Mizuho Financial Group or a paying agent, as appropriate, or (b) whose interest recipient information is not duly communicated through the participant (as defined below) and the relevant international clearing organization to a paying agent;

(iii)	to or on behalf of a holder or beneficial owner of a debt security who is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation (except for (A) a designated financial institution (as defined below) who complies with the requirement to provide interest recipient information or to submit a written application for tax exemption and (B) an individual resident of Japan or a Japanese corporation who duly notifies (directly or through the participant or otherwise) a paying agent of its status as not being subject to Japanese taxes to be withheld or deducted by Mizuho Financial Group, by reason of such individual resident of Japan or Japanese corporation receiving interest on the relevant debt security through a payment handling agent in Japan appointed by it);

(iv)	to or on behalf of a holder or beneficial owner of a debt security who presents a debt security for payment (where presentation is required) more than 30 days after the relevant date (as defined below), except to the extent that such holder or beneficial owner of a debt security would have been entitled to such additional amounts on presenting the same on any date during such 30-day period;

(v)	to or on behalf of a holder who is a fiduciary or partnership or is not the sole beneficial owner of the payment of the principal of, or any interest on, any debt security, and Japanese law requires the payment to be included for tax purposes in the income of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner, in each case, who would not have been entitled to such additional amounts had it been the holder of such debt security; or

(vi)	in any case that is a combination of any of (i) through (v) above.

Where a debt security is held through a participant of a clearing organization or a financial intermediary (each, a “participant”), in order to receive payments free of withholding or deduction by Mizuho Financial Group for, or on account of, Japanese taxes, if the relevant beneficial owner of a debt security is (i) an individual non-resident of Japan or a non-Japanese corporation that in either case is not a specially-related person of Mizuho Financial Group or (ii) a Japanese financial institution (a “designated financial institution”) falling under certain categories prescribed by Article 6, Paragraph 9 of the Special Taxation Measures Act and the cabinet order thereunder (together with the ministerial ordinance and other regulations thereunder, the “Act”), all in accordance with the Act, such beneficial owner of a debt security must, at the time of entrusting a participant with the custody of the relevant debt security, provide certain information prescribed by the Act to enable the participant to establish that such beneficial owner of a debt security is exempted from the requirement for Japanese taxes to be withheld or deducted (the “interest recipient information”) and advise the participant if such beneficial owner of a debt security ceases to be so exempted, including the case where the relevant beneficial owner of the debt security who is an individual non-resident of Japan or a non-Japanese corporation becomes a specially-related person of Mizuho Financial Group.

Where a debt security is not held by a participant, in order to receive payments free of withholding or deduction by Mizuho Financial Group for, or on account of, Japanese taxes, if the relevant beneficial owner of a debt security is (i) an individual non-resident of Japan or a non-Japanese corporation that in either case is not a specially-related person of Mizuho Financial Group or (ii) a designated financial institution, all in accordance with the Act, such beneficial owner of a debt security must, prior to each date on which it receives interest, submit to Mizuho Financial Group or a paying agent, as appropriate, a written application for tax exemption (hikazei tekiyo shinkokusho) (a “written application for tax exemption”) in the form obtainable from Mizuho Financial Group or any paying agent, as appropriate, stating, among other things, the name and address (and, if applicable, the Japanese individual or corporation ID number) of such beneficial owner of a debt security, the title of the debt securities, the relevant interest payment date, the amount of interest payable and the fact that such beneficial owner of a debt security is qualified to submit the written application for tax exemption, together with documentary evidence regarding its identity and residence.

As used in this section, the “relevant date” means the date on which any payment in respect of a debt security first becomes due, except that, if the full amount of the moneys payable has not been duly received by the paying agent on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the holders in accordance with the indenture.

The obligation to pay additional amounts shall not apply to (i) any estate, inheritance, gift, sales, excise, transfer, personal property or any similar tax, assessment or other governmental charge or (ii) any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from payments of principal or interest on the debt securities; provided that, except as otherwise set forth in the debt securities and the indenture, Mizuho Financial Group shall pay all stamp and other duties, if any, which may be imposed by Japan, the United States or any respective political subdivision or any taxing authority thereof or therein, with respect to the indenture or as a consequence of the issuance of the debt securities.

In addition, no additional amounts will be payable for or on account of any deduction or withholding imposed pursuant to Sections 1471-1474 of the U.S. Internal Revenue Code, the U.S. Treasury regulations thereunder and any other official guidance thereunder (“FATCA”), any intergovernmental agreement entered into with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA, similar legislation under the laws of any other jurisdiction, or any such intergovernmental agreement.

References to principal or interest in respect of the debt securities shall be deemed to include any additional amounts due in respect of Japanese taxes which may be payable as set forth in the debt securities and the indenture.

Events of Default and Events of Acceleration

Senior Debt Securities

An event of default with respect to any series of senior debt securities is defined under the senior indenture as any one or more of the following events, subject to modification in a supplemental indenture, each of which we refer to in this prospectus and the applicable prospectus supplement or free writing prospectus as an event of default, having occurred and be continuing:

(i)	default by Mizuho Financial Group in the payment when due of the interest or principal in respect of any of the senior debt securities of such series and the continuance of any such default for a period of 30 days after the date when due, unless Mizuho Financial Group shall have cured such default by payment within such period;

(ii)	Mizuho Financial Group shall fail duly to perform or observe any other term, covenant or agreement contained in any of the senior debt securities of such series or in the senior indenture in respect of the senior debt securities of such series for a period of 90 days after the date on which written notice of such failure, requiring Mizuho Financial Group to remedy the same, shall have been given first to Mizuho Financial Group (and to the trustee in the case of notice by holders referred to in “—Acceleration Upon an Event of Default” below) by the senior trustee or holders of at least 25% in principal amount of the then outstanding senior debt securities of such series (such notification must specify the event of default, demand that it be remedied and state that the notification is a “notice of default” hereunder);

(iii)

a decree or order by any court having jurisdiction shall have been issued adjudging Mizuho Financial Group bankrupt or insolvent or approving a petition seeking reorganization under the Bankruptcy Act of Japan (Act No. 75 of 2004, as amended; the “Bankruptcy Act”), the Civil Rehabilitation Act of

Japan (Act No. 225 of 1999, as amended; the “Civil Rehabilitation Act”), the Corporate Reorganization Act of Japan (Act No. 154 of 2002, as amended; the “Corporate Reorganization Act”), the Companies Act of Japan (Act No. 86 of 2005, as amended; the “Companies Act”) or any other similar applicable law of Japan, and such decree or order shall have continued undischarged or unstayed for a period of 60 days; or a decree or order of a court having jurisdiction for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of Mizuho Financial Group, or of all or substantially all of its property or for the winding-up or liquidation of its affairs, shall have been issued, and such decree or order shall have continued undischarged or unstayed for a period of 60 days; or

(iv)	Mizuho Financial Group shall institute proceedings seeking adjudication of bankruptcy or seeking reorganization under the Bankruptcy Act, the Civil Rehabilitation Act, the Corporate Reorganization Act, the Companies Act or any other similar applicable law of Japan, or shall consent to the institution of any such proceedings or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of itself or of all or substantially all of its property, or an effective resolution shall have been passed by Mizuho Financial Group for the winding up or dissolution of its affairs, other than for the purpose of an amalgamation or merger, provided that the continuing or successor corporation in such amalgamation or merger has effectively assumed the obligations of Mizuho Financial Group under the senior debt securities of such series and the senior indenture.

Provision and Withholding of Notice of Default. Pursuant to the senior indenture, the senior trustee shall give notice to the holders of the relevant series of senior debt securities of all defaults known to the senior trustee which have occurred. The senior trustee shall transmit the notice within 90 days after the occurrence of an event of default, unless the defaults have been cured before the transmission of such notice. However, except in the case of default in the payment of principal of or interest on the senior debt securities, the senior trustee may withhold notice of default if and so long as responsible officers of the trustee determine in good faith that the withholding of the notice is in the interests of the holders of the relevant series of senior debt securities.

Acceleration Upon an Event of Default. The senior indenture will provide that, unless otherwise set forth in a supplemental indenture, if any event of default occurs and is continuing with respect to a series of senior debt securities, either the senior trustee or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of such series, by notice in writing to Mizuho Financial Group (and to the trustee if given by the holders), may declare the principal of and accrued interest on the senior debt securities of such series to be due and payable immediately.

Subordinated Debt Securities

Events of acceleration applicable to a series of subordinated debt securities will be described in an applicable prospectus supplement or free writing prospectus and set forth in the subordinated indenture relating to such series of subordinated debt securities.

Annulment of Acceleration and Waiver of Defaults

In the case of senior debt securities, in some circumstances, if any or all of the events leading to acceleration under the indenture, other than the non-payment of the principal of the debt securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of a series of debt securities may (if certain conditions are satisfied) annul past declarations of acceleration or waive past defaults of such series of debt securities.

Application of Proceeds

Any money collected from Mizuho Financial Group by a trustee under the relevant indenture upon an event of default (in the case of senior debt securities) or any wind-up, bankruptcy or similar proceeding (in the case of subordinated debt securities) shall be applied in the order described below:

(i)	first, to the payment of costs, fees and expenses to the applicable trustee and any paying agent for the series of debt securities for which money was collected, including reasonable compensation;

(ii)	second, if payment is not due on the principal of the series of debt securities for which money was collected, to the payment of interest on such series of debt securities;

(iii)	third, if payment in accordance with the relevant indenture is due on the principal of the series of debt securities for which money was collected, to the payment of the whole amount then owing and unpaid upon all of the debt securities of such series for principal and interest, with interest on the overdue principal; and in case the money collected shall be insufficient to pay in full the whole amount so due and unpaid upon the debt securities of such series, then to the payment of principal and interest without preference or priority of principal over interest, ratably to the aggregate of such principal and accrued and unpaid interest; and

(iv)	finally, to the payment of the remainder, if any, to Mizuho Financial Group or any other person lawfully entitled thereto.

Indemnification of Trustee for Actions Taken on Behalf of Securityholders

The indentures will provide that the trustee with respect to the relevant debt securities shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of such debt securities relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, the indentures will contain a provision entitling the relevant trustee, subject to the duty of the trustee to act with the required standard of care during a default, to be indemnified to its satisfaction by the holders of relevant debt securities under the relevant indenture before proceeding to exercise any right or power at the request of such holders. Subject to these provisions and specified other limitations, the holders of a majority in aggregate principal amount of a series of debt securities outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the relevant trustee, or exercising any trust or power conferred on the relevant trustee.

Limitation on Suits by Individual Securityholders

The indentures will provide that no individual holder of debt securities may institute any action against Mizuho Financial Group under the relevant indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

(i)	(in the case of senior debt securities) a holder must have previously given written notice to the trustee of the continuing default;

(ii)	the holders of not less than 25% in aggregate principal amount of the debt securities of the affected series, with each such series treated as a single class, must have:

(a)	made written request to the trustee to institute that action; and

(b)	offered the trustee reasonable indemnity;

(iii)	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

(iv)	the holders of a majority in principal amount of the debt securities of the affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

Covenants

Consolidation, Merger, Sale or Conveyance. The indentures will contain provisions permitting Mizuho Financial Group, without the consent of the holders of the debt securities, to merge or consolidate with or merge into, or sell, assign, transfer, lease or convey all or substantially all of its properties or assets to any person or persons, provided that (i) Mizuho Financial Group is the surviving party of the consolidation or merger or sale, assignment, transfer, lease or conveyance, or (ii) the successor person or persons that is formed by such consolidation, into which Mizuho Financial Group is merged, or that acquires such properties or assets by the sale, assignment, transfer, lease or conveyance is a joint stock company (kabushiki kaisha) organized under the laws of Japan and assumes Mizuho Financial Group’s obligations on the debt securities and under the indenture and on all series of securities issued thereunder and certain other conditions are met, including that, immediately after giving effect to such transaction, no event of default, in the case of the senior debt securities, and no event of acceleration, in the case of the subordinated debt securities, has occurred and is continuing.

Before the consummation of the proposed consolidation, merger, sale, assignment, transfer, lease or conveyance, Mizuho Financial Group shall deliver an officer’s certificate, and an opinion of counsel, to the effect that the conditions set forth above and in the indenture have been met. The trustee shall be entitled to rely conclusively and without liability upon such officer’s certificate and opinion of counsel.

Evidence of Mizuho Financial Group’s Compliance. There will be provisions in the indentures requiring Mizuho Financial Group to furnish to the trustee each year a brief certificate from its principal executive, financial or accounting officer as to his or her knowledge of Mizuho Financial Group’s compliance with all conditions and covenants under the indenture.

Discharge

Unless otherwise set forth in a supplemental indenture, Mizuho Financial Group may discharge all of its obligations with respect to any or all series of debt securities, other than as to transfers and exchanges, under each indenture after Mizuho Financial Group has, among other things:

(i)	paid or caused to be paid the principal of and interest on all of the outstanding debt securities or such series outstanding under the relevant indenture in accordance with their terms; or

(ii)	delivered to the paying agent for cancellation all of such outstanding debt securities or such series.

Modification of the Indenture

In the case of subordinated debt securities, no amendment or modification which is prejudicial to any present or future creditor in respect of any senior indebtedness (as such term is defined with respect to the relevant series of subordinated debt securities) shall be made to the subordination provision contained in the relevant subordinated indenture. No such amendment shall in any event be effective against such creditor.

Modification without Consent of Holders. Mizuho Financial Group and the trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under each indenture to:

(i)	evidence the assumption by a successor corporation of Mizuho Financial Group’s obligations under the indenture;

(ii)	add covenants for the protection of the holders of debt securities;

(iii)	cure any ambiguity or correct any inconsistency;

(iv)	add to, change or eliminate any of the provisions of the indenture (provided that such addition, change or elimination shall not adversely affect the interests of the holders of any outstanding series of debt securities in any material respect);

(v)	establish the forms or terms of the debt securities of any series;

(vi)	evidence the acceptance of appointment by a successor trustee; or

(vii)	in the case of subordinated debt securities, allow for the possibility of repayment of principal and interest that is written down pursuant to any write-down, bail-in or other provisions applicable to a particular series of subordinated debt securities, to the extent that Mizuho Financial Group considers that it has become permissible to do so under relevant laws and regulations applicable at the time of modification.

Modification with Consent of Holders. Mizuho Financial Group and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities, may add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the holders of debt securities issued under each indenture; provided, however, that Mizuho Financial Group and the trustee may not make any of the following changes to the terms of the debt securities, without the consent of each holder that would be affected by the change:

(i)	extend the final maturity of any debt securities of any series or of any installment of principal of any such debt securities;

(ii)	reduce the principal amount;

(iii)	reduce the rate or extend the time of payment of interest;

(iv)	reduce any amount payable on redemption;

(v)	change the currency or other terms in or under which the principal, including any amount of original issue discount, premium, or interest on any debt securities of any series is payable;

(vi)	change any of Mizuho Financial Group’s obligations to pay any additional amounts on the debt securities for any tax, assessment or governmental charge withheld or deducted (if any);

(vii)	impair the right to receive payment of the principal of and interest on any debt securities on or after the respective due dates expressed in such debt securities;

(viii)	impair the right to institute suit for the enforcement of any payment on any debt securities when or after due;

(ix)	reduce the percentage of any of the debt securities of any particular series, the consent of whose holders is required for modification of the indenture; or

(x)	in the case of subordinated debt securities, modify or amend any provisions relating to the agreement to subordinate and terms of subordination of the subordinated debt securities of any particular series pursuant to the subordinated indenture.

Concerning the Trustee

Any trustee appointed pursuant to the indentures will have and will be subject to all of the duties and responsibilities under the relevant indenture and those with respect to an indenture trustee under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The indentures will provide that upon the occurrence of an event of default with respect to a series of senior debt securities (in the case of senior debt securities) or an event of acceleration with respect to a series of subordinated debt securities (in the case of the subordinated debt securities), the trustee with respect to the relevant debt securities will exercise the rights and powers vested in it by the relevant indenture, using the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. In the absence of such event of default or event of acceleration, the trustee need only perform those duties that are specifically set forth in the relevant indenture or are applicable pursuant to the Trust Indenture Act.

Subject to the relevant indenture and the provisions of the Trust Indenture Act, the trustee will be under no obligation to exercise any rights, trusts or powers conferred under the relevant indenture or the debt securities for the benefit of the holders of the debt securities, unless the holders have offered to the trustee indemnity and/or security reasonably satisfactory to the trustee against any loss, cost, liability or expense which might be incurred by it in exercising any such rights, trusts or powers.

The indentures will contain, and the Trust Indenture Act contains, limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to serve as trustee under the senior indenture while also serving as trustee under the subordinated indenture, and to engage in other transactions, provided that if it acquires any conflicting interest (as defined in Section 310(b) of the Trust Indenture Act), it must eliminate such conflict or resign.

The indentures will provide that we will indemnify the trustee and each predecessor trustee for, and to hold it harmless against, any loss, liability or expenses arising out of or in connection with the acceptance or administration of the relevant indenture or the trusts thereunder and the performance of such party’s duties thereunder, including properly incurred costs and expenses of defending itself against or investigating any claim of liability, except to the extent such loss, liability or expense is due to the negligence or bad faith of the trustee or such predecessor trustee.

We and our subsidiaries and affiliates may maintain ordinary banking relationships and custodial facilities with any trustee or its affiliates.

Successor Trustee

The indentures will provide that the trustee with respect to a series of debt securities may resign or be removed by us, effective upon acceptance by a successor trustee of its appointment. The indentures will require, and the Trust Indenture Act requires, that any successor trustee shall be a corporation with a combined capital and surplus of not less than $50,000,000 and shall be a corporation organized and doing business under the laws of the United States or any state or territory or of the District of Columbia. No person may accept its appointment as a successor trustee with respect to the debt securities of a series unless at the time of such acceptance such successor trustee is qualified and eligible under the relevant indenture and the applicable provisions of the Trust Indenture Act.

Repayment of Funds

The indentures will provide that all monies paid by Mizuho Financial Group to the trustee or paying agent for a particular series of debt securities for payment of principal or interest on any debt security which remains unclaimed at the end of two years after such payment shall become due and payable will be repaid to Mizuho Financial Group and all liability of the trustee or paying agent with respect thereto will cease, and to the extent permitted by law, the holder of such debt security shall thereafter look only to Mizuho Financial Group for any payment which such holder may be entitled to collect.

New York Law to Govern

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Consent to Service of Process and Submission to Jurisdiction

Under the indentures, Mizuho Financial Group irrevocably designates Mizuho Bank, Ltd. as its authorized agent for service of process in any legal action or proceeding arising out of or relating to the indentures or any debt securities brought in any federal or state court in the County of New York, and Mizuho Financial Group irrevocably submits to the jurisdiction of those courts.

Methods of Receiving Payments

The principal of, and interest and additional amounts on, the debt securities represented by the Global Notes (as defined below) will be payable in U.S. dollars. Subject to the terms of the relevant indenture, the paying agent will hold all sums received by it for the payment of the principal and interest on the debt securities in trust for the benefit of the holders. Mizuho Financial Group will cause the paying agent to pay such amounts received by it, on the dates payment is to be made, directly to DTC.

Book-Entry; Delivery and Form

DTC

The debt securities will initially be issued to investors only in book-entry form. Each series of debt securities will initially be in the form of one or more fully registered global notes (the “Global Notes”). The Global Notes will be issued and registered in the name of Cede & Co., acting as nominee for DTC, which will act as securities depositary for the debt securities. The Global Notes will initially be deposited with The Bank of New York Mellon, acting as custodian for DTC.

Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC (“participants”), or persons who hold interests through participants (including Euroclear and Clearstream). Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Unless and until debt securities in certificated form are issued, the only registered holder will be Cede & Co., as nominee of DTC, or the nominee of a successor depositary.

Investors may hold their interests in a Global Note directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system, including Euroclear or Clearstream. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through DTC. Beneficial owners will be permitted to exercise their rights only indirectly through DTC, Euroclear, Clearstream and their participants.

DTC advises that it is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

Euroclear

Euroclear holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations. Non-participants in the Euroclear system may hold and transfer book-entry interests in the debt securities through accounts with a participant in the Euroclear system or any other securities intermediary that holds a book-entry interest in the securities through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Investors electing to acquire, hold or transfer debt securities through an account with Euroclear or some other securities intermediary must follow the settlement procedures of such intermediary with respect to the settlement of secondary market transactions in debt securities. Euroclear will not monitor or enforce any transfer restrictions with respect to the debt securities. Investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with Euroclear or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such intermediary and each other intermediary, if any, standing between themselves and the individual debt securities.

Euroclear has advised that, under Belgian law, investors that are credited with securities on the records of Euroclear have a co-property right in the fungible pool of interests in securities on deposit with Euroclear in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of Euroclear, Euroclear participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with Euroclear. If Euroclear did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all participants credited with such interests in securities on Euroclear’s records, all participants having an amount of interests in securities of such type credited to their accounts with Euroclear would have the right under Belgian law to the return of their pro rata share of the amount of interests in securities actually on deposit. Under Belgian law, Euroclear is required to pass on the benefits of ownership in any interests in debt securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with such interests in securities on its records.

Distributions with respect to the debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear terms and conditions.

Clearstream

Clearstream advises that it is incorporated under the laws of Luxembourg and licensed as a bank and professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with the Euroclear operator to facilitate the settlement of trades between Clearstream and Euroclear. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream customers are limited to securities brokers and dealers and banks, and may include the underwriters of an offering of debt securities. Other institutions that maintain a custodial relationship with a Clearstream customer may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Other Clearing Systems

We may choose any other clearing system for a particular series of debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement or free writing prospectus.

Transfers

Purchases of debt securities within the DTC system must be made by or through DTC participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of debt securities, a beneficial owner of an interest in a Global Note, is in turn to be recorded on the DTC participants’ and indirect participants’ records. Beneficial owners of interests in a Global Note will not receive written confirmation from DTC of their purchases, but they are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the DTC participants or indirect participants through which they purchased the debt securities. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of DTC participants and indirect participants acting on behalf of beneficial owners of interests in a Global Note. Beneficial owners of interests in a Global Note will not receive debt securities in certificated form representing their ownership interests in the debt securities unless use of the book-entry system for the debt securities is discontinued.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the debt securities, cross-market transfers between persons holding, directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant European depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant European depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the European depositaries.

Because of time zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a person that does not hold the debt securities through Euroclear or Clearstream will be made during subsequent securities settlement processing and dated the clearing system business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the clearing system business day following settlement in DTC.

Limitations on Responsibilities

DTC, Euroclear and Clearstream have no knowledge of the actual beneficial owners of interests in a Global Note. DTC’s records reflect only the identity of the DTC participants to whose accounts those debt securities are credited, which may or may not be the beneficial owners of interests in a Global Note. Similarly, the records of Euroclear and Clearstream reflect only the identity of the Euroclear or Clearstream participants to whose accounts those debt securities are credited, which also may or may not be the beneficial owners of interests in a Global Note. DTC, Euroclear and Clearstream participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

DTC’s Procedures for Notices, Voting and Payments

So long as DTC, or its nominee, is the registered owner or holder of a Global Note, DTC or that nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the Global Note for all purposes under the debt securities and the indentures. No beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indentures.

Mizuho Financial Group expects that DTC will take any action permitted to be taken by a holder of the debt securities, including the presentation of debt securities for exchange, only at the direction of one or more of its participants to whose account DTC’s interests in the Global Notes are credited and only in respect of that portion of the aggregate, principal amount of debt securities as to which that participant or participants has or have given the direction.

Conveyance of notices and other communications by DTC to its participants, by those participants to its indirect participants, and by participants and indirect participants to beneficial owners of interests in a Global Note will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

The paying agent will send or forward any notices in respect of the debt securities held in book-entry form to DTC.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to Mizuho Financial Group as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those participants to whose account the debt securities are credited on the record date.

Payment of principal of and interest on the debt securities held in book-entry form will be made to Cede & Co. or another nominee of DTC by the paying agent in immediately available funds. DTC’s practice is to credit its participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by DTC’s participants and indirect participants to beneficial owners of interests in a Global Note will be governed by standing instructions and customary practices, and will be the responsibility of those participants and indirect participants and not of DTC or Mizuho Financial Group, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal of and interest on the debt securities or other amounts to DTC is the responsibility of Mizuho Financial Group, disbursement of these payments to participants is the responsibility of DTC, and disbursement of those payments to the beneficial owner of an interest in a Global Note is the responsibility of participants and indirect participants.

Although DTC, Euroclear and Clearstream are expected to follow the foregoing procedures in order to facilitate transfers of interests in a Global Note among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither Mizuho Financial Group nor the trustees, the registrar or the paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

Exchange of Global Notes for Certificated Debt Securities

If DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by Mizuho Financial Group within 90 days, or if there shall have occurred and be continuing an event of default with respect to the senior debt securities or an event of acceleration with respect to the subordinated debt securities, Mizuho Financial Group will issue debt securities in certificated form in exchange for the Global Notes. The certificated debt securities delivered in exchange for beneficial interests in any Global Note will be registered in the names requested by or on behalf of DTC (in accordance with its customary procedures). Any such exchange shall be made free of charge to the beneficial owners of the Global

Notes, except that a person receiving certificated debt securities must bear the cost of insurance, postage, transportation and other related costs in the event that such person does not take delivery of such certificated debt securities at the offices of the paying agent. The debt securities are not issuable in bearer form. Except in the limited circumstances described above, owners of interests in the Global Notes will not be entitled to receive physical delivery of debt securities in certificated form.

Payment of principal and interest in respect of the certificated debt securities shall be payable at the office of agency of Mizuho Financial Group in the City of New York which shall initially be the corporate trust office of the trustees, at 101 Barclay Street, New York, New York 10286, U.S.A. or at the office of the paying agent (which shall initially be The Bank of New York Mellon), provided that, at the option of Mizuho Financial Group, payment may be made by wire transfer or by mailing checks for such interest payable to or upon the written order of such holders at their last addresses as they appear on the registry books of Mizuho Financial Group (in the case of registered securities) or at such other addresses as may be specified in the written orders of the holders; and provided further that, payments of any interest on certificated debt securities (other than at maturity) may be made by the paying agent, in the case of a registered holder of at least $10,000,000 principal amount of debt securities, by electronic funds transfer of immediately available funds to a United States dollar account maintained by the payee, provided such registered holder so elects by giving written notice to the paying agent designating such account, no later than 15 days immediately preceding the relevant date for payment (or such other date as the paying agent may accept in its discretion). Unless such designation is revoked, any such designation made by such holder with respect to such debt securities shall remain in effect with respect to any future payments with respect to such debt securities payable to such holder.

If any debt securities are listed on any securities exchange, such debt securities will be subject to any applicable rules of such securities exchange.

Other Procedures

The applicable prospectus supplement for subordinated debt securities may describe procedures for any write-down, write-up, bail-in or other provisions applicable to such subordinated debt securities.

Registration, Transfer and Exchange of Debt Securities

The registrar will maintain a register with respect to the debt securities. The name of the registered holder of each debt security will be recorded in the register. Mizuho Financial Group, the trustees, the registrar and the paying agent may treat the person in whose name any debt security is registered as the absolute owner of the debt security for all purposes and none of them shall be affected by any notice to the contrary.

At the option of the holder, subject to the restrictions contained in the debt security and in the indenture, the debt security may be transferred or exchanged for a like aggregate principal amount of debt securities of different authorized denominations, upon surrender for exchange or registration of transfer, at the registrar’s office. Any debt security surrendered for exchange or presented for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer or other documentation in a form identified in the indenture. Debt securities issued upon exchange or transfer shall be registered in the name of the holder requesting the exchange or, as the case may be, the designated transferee or transferees and delivered at the registrar’s office, or mailed, at the request, risk and expense of, and to the address requested by, the designated transferee or transferees. No service charge, other than any cost of delivery not made by regular mail, shall be imposed for any transfer or exchange of debt securities, but Mizuho Financial Group or the registrar may require payment of a sum sufficient to cover any stamp duty, tax or governmental charge or insurance charge that may be imposed in connection with any transfer or exchange of debt securities.

Upon the transfer, exchange or replacement of certificated debt securities bearing the legend, the registrar will deliver only certificated debt securities bearing such legend unless Mizuho Financial Group otherwise consents.

Authenticating Agent

The indentures will permit the trustees to appoint an authenticating agent or agents with respect to the debt securities. Such authenticating agent will be authorized to act on behalf of the trustee to authenticate the debt securities and debt securities authenticated by such authenticating agent will be entitled to the benefits of the indenture and valid and obligatory for all purposes as if authenticated by the trustee. The trustee may change the authenticating agent at any time, as more fully described in the indenture.

TAXATION

The material Japanese tax and U.S. federal income tax consequences relating to the purchase and ownership of the debt securities offered by this prospectus will be set forth in the applicable prospectus supplement.

CERTAIN ERISA CONSIDERATIONS

Certain material consequences under Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), relating to the purchase and ownership of the debt securities offered by this prospectus will be set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We may offer the debt securities described in this prospectus in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	by ourselves directly;

•	through agents;

•	through one or more special purpose entities;

•	through an exchange distribution in accordance with the rules of the applicable exchange;

•	through a combination of any of these methods of sale.

The prospectus supplement relating to an offering of debt securities will set forth the terms of the offering, including:

•	a description of the transaction and the debt securities to be offered;

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the debt securities and the proceeds we will receive from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the public offering price;

•	any discounts or concessions to be allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the debt securities may be listed.

Any public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in an offering of the debt securities, the debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The debt securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase debt securities that are offered unless specified conditions are satisfied, and, unless otherwise set forth in the prospectus supplement, if the underwriters do purchase any debt securities, they will purchase all securities that are offered.

If Mizuho Securities USA Inc. or any other broker-dealer affiliate of ours participates in the distribution of our securities, such offering will be conducted in accordance with the applicable requirements of Rule 5121 of the Financial Industry Regulatory Authority’s rules or any successor provisions.

In connection with underwritten offerings of the debt securities offered by this prospectus and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the debt securities offered by this prospectus at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the debt securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities or to continue these activities if commenced.

If dealers are utilized in the sale of debt securities offered by this prospectus, we will sell the debt securities to the dealers as principals. The dealers may then resell the debt securities to the public at varying prices to be determined by the dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Debt securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered debt securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of the contracts.

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements or omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries or affiliates in the ordinary course of business.

Each series of debt securities offered by this prospectus will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in the offered debt securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The debt securities offered by this prospectus may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for any debt securities offered by this prospectus.

EXPERTS

Our consolidated financial statements appearing in our annual report on Form 20-F for the year ended March 31, 2016, and the effectiveness of our internal control over financial reporting as of March 31, 2016, have been audited by Ernst & Young ShinNihon LLC, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Ernst & Young ShinNihon LLC’s address is 2-2-3 Uchisaiwai-cho, Chiyoda-ku, Tokyo 100-0011, Japan.

LEGAL MATTERS

The validity of the debt securities with respect to United States federal law and New York State law will be passed upon for us by Simpson Thacher & Bartlett LLP, our United States counsel, and for any underwriters, dealers or agents by Davis Polk & Wardwell LLP, United States counsel for them. Nagashima Ohno & Tsunematsu, our Japanese counsel, will pass upon certain legal matters as to Japanese law for us.

ENFORCEMENT OF CIVIL LIABILITIES

Mizuho Financial Group is a joint stock corporation incorporated with limited liability under the laws of Japan. All of its directors and executive officers are non-residents of the United States. All or a substantial portion of the assets of Mizuho Financial Group and the assets of such non-resident persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or those persons or to enforce court judgments predicated upon the civil liability provisions of the U.S. federal or state securities laws against us or those persons in the United States. We have been advised by our Japanese counsel, Nagashima Ohno & Tsunematsu, that there is doubt as to the enforceability in Japan, in original actions or in actions for enforcement of judgments of U.S. courts brought before Japanese courts, of civil liabilities predicated solely upon the U.S. federal or state securities laws.

Our agent for service of process is Mizuho Bank, Ltd.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus. We are subject to the information requirements of the Exchange Act and, in accordance with the Exchange Act, we file annual reports, special reports and other information with the SEC. You may read and copy any of this information in the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC.

We are currently exempt from the rules under the Exchange Act that prescribe the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. We are not required under the Exchange Act to publish financial statements as frequently or as promptly as are U.S. companies subject to the Exchange Act. We will, however, continue to furnish our shareholders with annual reports containing audited financial statements and will issue interim press releases containing unaudited results of operations as well as such other reports as may from time to time be authorized by us or as may be otherwise required.

Our American Depositary Shares are listed on the New York Stock Exchange under the trading symbol “MFG.”

Incorporation by Reference

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference:

•	our annual report on Form 20-F for the fiscal year ended March 31, 2016, filed on July 21, 2016 (File Number 001-33098);

•	our current report on Form 6-K, dated July 29, 2016, concerning our financial condition and results of operations, presented under Japanese GAAP, as of and for the three-month period ended June 30, 2016; and

•	our current report on Form 6-K, dated August 12, 2016, containing certain information about our capital ratios as of June 30, 2016.

All subsequent reports filed by us pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus. In addition, any Form 6-K subsequently submitted to the SEC specifying that it is being incorporated by reference into this prospectus shall be deemed to be incorporated by reference. Documents incorporated by reference shall become a part of this prospectus on the respective dates the documents are filed or furnished with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon written or oral request, we will provide without charge to each person to whom a copy of this prospectus has been delivered, a copy of any document that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these documents by writing or telephoning us at:

Mizuho Financial Group, Inc.

1-5-5 Otemachi, Chiyoda-ku

Tokyo 100-8176, Japan

Attention: Investor Relations Department

Telephone: +81-3-5224-2029

Fax: +81-3-5224-1058

Except as described above, no other information is incorporated by reference in this prospectus, including, without limitation, information on our internet site at http://www.mizuho-fg.co.jp.